      As filed with the Securities and Exchange Commission on May 9, 2003
                           Registration No. 333-101551


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                        UNIVERSAL TANNING VENTURES, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

           Delaware                          729901                    80-0025175
(State or other Jurisdiction of   (Primary Standard Industrial   (IRS Employer I.D. No.)
Incorporation or organization)     Classification Code Number)

                                   ----------

                       600 East Altamonte Drive, Unit 1050
                        Altamonte Springs, Florida 32701
                                 (407) 260-9206
                           (407) 650-2785 (Facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

                                   ----------

                                   Glen Woods
                             Chief Executive Officer
                        Universal Tanning Ventures, Inc.
                      4044 W. Lake Mary Boulevard, #104-347
                            Lake Mary, Florida 32746
                                 (407) 260-9206
                           (407) 650-2785 (Facsimile)
    (Name, address, including zip code, and telephone and facsimile numbers, including area code of agent for service)

                                   ----------

                                   Copies to:

                           Frank S. Ioppolo, Jr., Esq.
                             Greenberg Traurig, P.A.
                       450 South Orange Street, Suite 650
                             Orlando, Florida 32801
                                 (407) 420-1000
                           (407) 420-5909 (Facsimile)

                                   ----------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                                   ----------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here: [X]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                              Proposed      Proposed
                                                              Maximum        Maximum
                                                 Amount       Offering      Aggregate      Amount of
    Title of Each Class of Securities             to be      Price Per      Offering     Registration
            to be Registered                   Registered    Shares/(1)/    Price/(1)/       Fee
-----------------------------------------------------------------------------------------------------
Common stock, $0.0001 par value ............    1,000,000      $1.00        $1,000,000     $92/(2)/
=====================================================================================================

----------
/(1)/ Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.
/(2)/ Previously paid.

                                   ----------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

********************************************************************************

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

********************************************************************************


                    SUBJECT TO COMPLETION, DATED May 9, 2003


                                1,000,000 Shares

                        Universal Tanning Ventures, Inc.

                                  Common Stock

                                 $1.00 Per Share

     We own and operate a single indoor tanning salon business that offers a full range of indoor tanning products and services to our customers. Our goal is to own and operate the first nationally branded network of tanning salons that provides a full range of indoor tanning products and services to consumers.

     This is our initial public offering. We are offering 1,000,000 shares of our common stock. The offering is "self-underwritten" on a best efforts basis. There are no minimum purchase requirements and no requirement to place funds in an escrow, trust or similar account. Any funds raised from this offering will be available to us immediately for use. The latest date on which this offering will close will be 90 days after the date of this prospectus, but may be extended for an additional 30 days if we choose to do so.

     The initial public offering price of our common stock will be $1.00 per share. This price has been arbitrarily determined.

     No public markets currently exist for our shares. There can be no assurance that an active trading market will develop for our common stock.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 5.

====================================================================================
                            Public Offering        Selling
                                 Price        Commissions/(1)/   Proceeds to Us/(2)/
                            ---------------   ----------------   -------------------
Per Share................      $     1.00           $0.00             $     1.00

Total if maximum sold....      $1,000,000           $0.00             $1,000,000
====================================================================================

/(1)/ We are offering the shares directly through our officers. No compensation will be paid to our officers in connection with their efforts regarding the offer and the sale of our shares.
/(2)/ Does not include estimated offering expenses of approximately $53,100.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                          Prospectus dated May , 2003

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
Special Note About Forward-Looking Statements..............................................1
Prospectus Summary.........................................................................2
Summary Consolidated Financial Information.................................................4
Risk Factors...............................................................................5
Use of Proceeds...........................................................................10
Dilution..................................................................................12
Dividend Policy...........................................................................13
Capitalization............................................................................13
Selling Security Holders..................................................................13
Management's Discussion and Analysis of Financial Condition and Results of Operations.....14
Business..................................................................................22
Management................................................................................32
Principal Stockholders....................................................................34
Certain Transactions......................................................................35
Market For Our Common Stock and Related Stockholder Matters...............................36
Description of Capital Stock..............................................................37
Shares Eligible for Future Sale...........................................................37
Plan of Distribution......................................................................38
Legal Matters.............................................................................40
Experts...................................................................................40
Available Information.....................................................................40
Index to Consolidated Financial Statements...............................................F-1

                                   ----------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.


     Until August 11, 2003, 90 days after the commencement of this offering, all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   ----------

     In this Prospectus unless otherwise indicated, all references herein to (i) "we," "our," "our company" or "the company" are references to Universal Tanning Ventures, Inc., a Delaware corporation, including our wholly-owned subsidiary UT Holdings, Inc., a Delaware corporation; (ii) "common stock" refers to our authorized and outstanding common stock, par value $0.0001 per share; and (iii) "fiscal year," "financial year" or "year" refers to our fiscal year ended December 31.

                 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

          We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions.

          Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

          You should understand that many important factors, in addition to those discussed elsewhere in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, the rapidly changing industry and regulatory environment, our limited operating history, our ability to implement our growth strategy, our ability to integrate acquired companies and their assets and personnel into our business, our fixed obligations, our dependence on new capital to fund our growth strategy, our ability to attract and retain quality personnel, our competitive environment, perceived health issues associated with tanning generally and tanning booths in particular, economic and other conditions in markets in which we operate, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

                               PROSPECTUS SUMMARY

          The following summary information about our company and the common stock that we are offering is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Prospective investors should read this entire prospectus carefully, especially the information disclosed under the "Risk Factors" section, the "Forward-Looking Statements" section and the Financial Statements and Notes to the statements, which are included elsewhere in the prospectus.

                        UNIVERSAL TANNING VENTURES, INC.

Overview

          We own and operate a single indoor tanning salon business that offers a full range of indoor tanning products and services to our customers. The revenue from this single salon accounts for 100% of our total revenues.

          We are a Delaware corporation formed for the purpose of acquiring the business of Altamonte Tan, Inc., a single indoor tanning salon previously owned and operated by our president, Glen Woods. Through our wholly owned subsidiary, UT Holdings, Inc., we acquired substantially all of the assets and assumed certain liabilities of Altamonte Tan, Inc. on February 28, 2002 in exchange for $30,000. We have continued to operate the business of Altamonte Tan since our acquisition of its assets under the name "Universal Tanning." Although the Altamonte Tan has been in operation for 5 years prior to our acquisition, our own independent pre-acquisition revenues and operations have been de minimis and consequently this offering involves a very high degree of risk. See "Risk Factors."

          We believe that developments in the indoor tanning industry are drawing more media attention to indoor tanning. This increased exposure, new tanning equipment, and developments in tanning safety should result in an increase in the market for indoor tanning related products and services. However, the indoor tanning industry is highly fragmented. We believe that to succeed, companies will need to provide extensive product selection, detailed product information and other value added services while aggregating all aspects of the tanning experience in multiple, easy to access locations. We believe that tanning salon customers want a single source from which to access all indoor tanning related products, services and information.

          Our goal is to become that single source by utilizing online information and services, multiple physical locations and an interconnected network of salons to become the total tanning company and a leading provider of tanning related goods and services.

Corporate Information

          We were incorporated under the laws of the State of Delaware on January 4, 2002. Our sole tanning salon and principal executive offices are located at 600 E. Altamonte Drive, Unit 1050, Altamonte Springs, Florida 32701, and our telephone number is (407) 260-9206; our mailing address is 4044 W. Lake Mary Boulevard, #104-347, Lake Mary, Florida 32746.

                                  The Offering

Common stock offered by
   Universal Tanning Ventures, Inc........................   1,000,000 shares

Price per share offered /(1)/.............................   $1.00

Common stock outstanding prior to offering................   7,500,000 shares

Common stock outstanding after offering
   assuming 100% of the offering is sold..................   8,500,000 shares

Use of proceeds...........................................   We expect to use the net proceeds for potential
                                                             acquisitions/opening new locations, branding and
                                                             marketing expenses, working capital and other
                                                             general corporate purposes. See "Use of Proceeds."

----------
/(1)/ There is no established public trading market for the common stock being sold pursuant to this prospectus. We have arbitrarily determined the price of the shares in this offering. The offering price is not an indication of and is not based upon the actual value of our business. It bears no relationship to the book value, assets or earnings of the company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

          The following summary of consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of future results.

                                                                   Universal Tanning
                                             Altamonte Tan, Inc.    Ventures, Inc.
                                             -------------------   -----------------
                                                 Year Ended           Year Ended
Operating Data                                December 31, 2001    December 31, 2002
--------------                               -------------------   -----------------
Total sales revenue.......................       $  104,530           $   92,341
Cost of sales.............................           97,818               87,601
Selling, general and administrative ......           32,638              362,363
Net loss..................................          (32,106)            (356,392)
Net loss per share, basic and diluted.....       $    (0.01)          $    (0.06)
Weighted average common shares
   outstanding, basic and diluted /(1)/...        6,408,070            6,408,070

                                             December 31, 2002
                                             -----------------
Balance Sheet Data                                 Actual
------------------                           -----------------
Cash and cash equivalents.................       $ 45,138
Current liabilities.......................         25,462
Total debt................................             --
Total stockholders' equity................       $206,608

----------
/(1)/ Although Altamonte Tan, Inc. was an S-corporation, net loss per common share has been computed on a pro-forma basis as if Altamonte Tan, Inc.'s weighted average number of common shares had been outstanding for the year ended December 31, 2002. Such information is unaudited.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

          The purchase of the shares involves a high degree of risk. Accordingly, each prospective purchaser should carefully read this prospectus in its entirety and should consider the following risks and speculative features inherent in and affecting this offering and our business. An investment in the shares should be made only by persons who can afford an investment involving such risks and who are able to sustain a loss of their entire investment.

Risks Specific to Our Company

Since we are in the early stage of development and have a limited operating history, it may be difficult for you to assess our business and future prospects.

          We were incorporated on January 4, 2002 and currently own and operate a single tanning salon. Although we acquired substantially all the assets and assumed certain liabilities from an operating business, we have no independent history. Our goal is to substantially grow our business through the openings of new locations and the acquisition of existing salons. We do not have relevant historical financial data on which to base planned operating expenses for more than a single location. There is nothing at this time upon which to base an assumption that our plans will prove successful, and there is no assurance that we will be able to profitably operate multiple tanning salons.

We have a history of losses that may continue, requiring us to seek additional sources of capital that may not be available, requiring us to curtail or cease operations.

          We incurred net losses of $356,392 for the year ended December 31, 2002. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. In addition, we will require additional funds to sustain and expand our single tanning salon business, and to begin to implement our business plan. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Further, we expect our operating expenses to increase in part as the result of completing this offering and becoming a publicly reporting company. We anticipate that we will require net proceeds from this offering of approximately $100,000 to fund our continued operations of our single tanning salon, operating as a publicly reporting company, for the next twelve months.

We will need additional capital, the availability of which is uncertain, to fund our business and complete the implementation of our business plan.

          Irrespective of whether we are successful in selling the maximum number of shares offered under this prospectus, after the net proceeds of the offering have been exhausted, we will require additional financing in order to carry out our business plan. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will obtain such additional capital on a timely basis, on favorable terms, or at all. If we are unable to generate the required amount of additional capital, our ability to meet our financial obligations and to implement our business plan may be adversely affected.

Our officers and directors do not have experience in managing a public company; this may negatively impact our business operations.

          Our current management has not had any previous experience managing a public company or a large operating company. There can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures, or controls will be adequate to support our operations or that our management team will be able to achieve the rapid execution necessary to fully exploit the market opportunity. Any inability to operate our business, manage our growth, comply with the regulatory requirements of a company subject to regulation by governmental agencies such as the Securities & Exchange Commission could reduce the efficiency of our business operations, thereby causing our operating expenses to increase and our operating margins to decrease.

Our management may be unable to effectively integrate our acquisitions and to manage our growth and we may be unable to fully realize any anticipated benefits of these acquisitions.

          Our future results will depend in part on our success in implementing our acquisition strategy. This strategy is limited to effecting acquisitions of tanning salons with complementary or desirable new product lines, strategic locations and attractive customer bases and supplier relationships. Our ability to implement this strategy will be dependent on our ability to identify, consummate and successfully assimilate acquisitions on economically favorable terms. In addition, acquisitions involve a number of special risks that could adversely effect our operating results, including the diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities, legal, accounting and other expenses associated with the acquisition of each tanning salon, some or all of which could increase our operating costs, reduce our revenues and cause a material adverse effect on our business, financial condition and results of operations. We have no preliminary agreements or understandings to acquire or be acquired by a company as of the date of this prospectus.

We operate in a highly competitive market and compete with companies that have significantly larger operations and greater financial resources; we may not be able to compete effectively against such companies, which could result in additional losses.

          The tanning market is highly competitive. We compete with other tanning companies, health clubs and spas that have significantly larger operations and greater financial, marketing, human and other resources than ours. Since these companies have resources which substantially exceed our own, they may be able to attract and retain better personnel, acquire superior tanning equipment, internal systems technologies and develop and implement superior marketing programs. If we cannot compete successfully against such competitors, it will impair our ability to ultimately establish our market position.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

          Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of our president and Chief Executive Officer, Glen Woods. While we have an employment agreement in place with Mr. Woods until February 2004, we have not obtained any "key man" or other insurance in connection with the life or employment of Mr. Woods. The loss of Mr. Woods' services could have a material adverse affect on our business, operational results, and financial condition.

          We believe that our future success will also depend in large part upon our ability to attract and retain highly skilled managerial and marketing personnel. We face competition for such personnel from other companies. There can be no assurance that we will be successful in hiring or retaining the personnel we require.

We are, and will continue to be, controlled by our officers and directors and principal stockholders which could result in us taking actions that other stockholders do not approve.

          Assuming receipt of the maximum offering proceeds, current officers, directors and principal stockholders will continue to own of record, or beneficially a majority of the issued and outstanding shares of common stock. Purchasers of shares hereunder will be minority stockholders of the company and, although entitled to vote on any matters that require stockholder approval, will not control the outcome of such votes.

Risks Specific to Our Industry

Changes in the public's perception of the health risks associated with indoor tanning could reduce demand for our products, resulting in reduced revenues.

          The indoor tanning industry has been the subject of much media coverage as the industry has grown. The success of our business is dependant upon the consuming public sustaining a belief that the benefits of indoor tanning outweigh the risks of exposure to ultraviolet light. Any significant change in public perception of indoor tanning brought about by media reports, scientific studies, governmental reports, rumors or otherwise which correlate tanning to a significant increase in the likelihood of skin cancer or other skin diseases, could cause our customers to stop or reduce their use of our products and services, thereby reducing our revenue and causing a material adverse affect on our business, financial conditions and results of operations.

Seasonal fluctuations in demand for our products and services may have an adverse impact on our operating results.

          Our business is seasonal in nature and is also subject to economic fluctuations. These economic fluctuations impact our business the most during periods of significant decline in general economic conditions or rise in uncertainties regarding future economic prospectus. The purchase of our tanning services and products are discretionary and tend to decline during such periods, where disposable income tends to be lower.

          Use of our services declines during the summer months (June, July and August) when natural sunlight is available for outdoor tanning. Use of our services increase during the months of March, April and May where we have historically generated approximately 45% of our annual gross revenues. Seasonal variations in consumer use of indoor tanning facilities can materially affect our ability to sell services resulting in uneven sales and operational cash flow among fiscal quarters.

Changes in government regulations could reduce demand for our products or even ban our products, resulting in reduced revenues or the ceasing of operations.

          The Food and Drug Administration has stated that it believes that indoor tanning can increase the risk of skin cancer, eye damage, skin aging and allergic reactions. Indoor tanning can result in injuries including severe sunburn. For these and many other reasons, the industry is regulated by the Food and Drug Administration. The FDA has set stringent rules and regulations that govern the manufacturing and use of indoor tanning devices. Many states have also followed suit and regulate the indoor tanning industry at the salon level. In addition, the result of some of these Regulations is the migration of companies to offer more expense or better-rated products and services, thereby further increasing costs. The adoption of additional laws or regulations may decrease the growth of the indoor tanning industry, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a negative effect on our business.

Risks Specific to this Offering

As our management has broad discretion with respect to the use of the net proceeds from this offering, their failure to apply the funds effectively may delay or prevent us from accomplishing the business objectives set forth in this prospectus and could increase the costs associated with the implementation of our business plan.

          We have identified uses for most of the proceeds from this offering; however, we will have broad discretion in how we use them. We are unable to commit to how much of the proceeds will be used for any identified purpose because circumstances regarding our planned uses of the proceeds may change. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. The failure of our management to apply the funds effectively could adversely affect our financial performance by delaying the implementation of all or part of our business plan and increasing the costs associated with its implementation. In order to accommodate changing circumstances or opportunities, our management may reallocate or adjust the proceeds of this offering among the purposes specified in the section of this prospectus "Use of Proceeds." Accordingly, our management team will have broad discretion in the application of the proceeds of this offering. As a result of the foregoing, our success will be dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of this offering. Thus, the proceeds may be insufficient to accomplish the objectives set forth in this prospectus.

There is no minimum sale requirement or purchase commitment for this offering and therefore you will be unable to withdraw your funds regardless of the number of shares sold.

          We will use our reasonable best efforts to sell all of the shares offered hereby. These sales may be made directly by us, through our officers. No one has made any commitment to purchase any of the shares offered hereby. Consequently, there can be no assurance that any of the shares will be sold. Additionally, there is no minimum purchase required to effect the consummation of this offering. Subject to a right of an investor resident in certain states to rescind his subscription, since subscriptions by investors to purchase shares in this offering are irrevocable upon receipt and acceptance by the company, there is a risk that this offering will be consummated with us receiving aggregate gross proceeds significantly less than the maximum amount of $1,000,000. We will deposit checks, bank drafts, wire transfers and postal express money orders into our treasury and the funds will be out to immediate use. To the extent that the net proceeds raised are substantially less than the maximum amount, our opportunities would be severely diminished. In the event that an alternate source of financing is not obtained in a timely manner, those investors who participate in this offering risk the loss of their entire investment.

Future sales of shares may adversely impact the value of our stock.

          The total amount of shares covered by this prospectus would represent approximately 12% of the number of shares if all of the shares were sold. If required, we will seek to raise additional capital through the sale of our common stock. Future sales of our common stock could cause the market price of our common stock to decline.

A purchase of shares will result in you sustaining immediate and substantial dilution.

          Upon the closing of this offering, investors in this offering will incur an immediate and substantial dilution. A purchaser of the common stock will incur immediate and substantial dilution of about $0.87 per share (assuming the maximum number of shares is sold), or 87% of such purchaser's investment in the common stock at an offering price of $1.00 per share, in that the net tangible book value of a share of common stock after the offering will be approximately $0.13 per share.

If a market were to develop for our shares, the share prices may be highly volatile.

          The market prices of equity securities of small companies have experienced extreme price volatility in recent years not necessarily related to the individual performance of specific companies. Accordingly, the market price of our shares following this offering may be highly volatile. Factors such as announcements by us, or our competitors concerning products, technology, governmental regulatory actions, other events affecting tanning companies generally and general market conditions may have a significant impact on the market price of our shares and could cause it to fluctuate substantially.

Possible issuance of additional shares sales may impact the price of our stock should a public trading market ever develop.

          Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of common stock. Upon the sale of the maximum shares offered in this offering, approximately 15% of our authorized common stock will remain un-issued. Our Board of Directors has the power to issue any or all of such additional common stock without stockholder approval. Potential investors should be aware that any stock issuances might result in a reduction of the book value or market price, if any, of the then outstanding common stock. If we were to issue additional common stock, such issuance will reduce proportionate ownership and voting power of the other stockholders. Also, any new issuance of common stock may result in a change of control.

The value and transferability of our shares may be adversely impacted by the lack of a trading market for our shares and the penny stock rules should such a market develop.

          There is no current trading market for our shares and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known as the "pink sheets" or, assuming we are able to satisfy the requisite criteria, on the NASD OTCBB, which may limit their marketability and liquidity.

          To date, neither we, nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our shares. Further, we have not had any discussions with any market maker regarding the participation of any market maker in the future trading market, if any, for our shares. In addition, holders of our shares may experience substantial difficulty in selling their securities including as a result of the "penny stock rules," which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

The offering price of the shares was arbitrarily determined by us and thus, is not an indication of our stock's valuation.

          Prior to this offering, there has been no public trading market for our common stock. The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by this offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock retained by present stockholders and our capital requirements over the next 18 months.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 USE OF PROCEEDS

          The following table sets forth our use of proceeds if 100%, 75%, 50%, 25% and 10% of the shares of our common stock are sold pursuant to this prospectus, after deducting estimated expenses of this offering ($53,107):

                                      Assuming      Assuming       Assuming      Assuming      Assuming
                                    Sale of 100%   Sale of 75%   Sale of 50%   Sale of 25%   Sale of 10%
                                         of            of             of            of            of
                                    Stock Being    Stock Being   Stock Being   Stock Being   Stock Being
Application                           Offered        Offered       Offered       Offered       Offered
---------------------------------   ------------   -----------   -----------   -----------   -----------
Gross proceeds                      $1,000,000      $750,000      $500,000      $250,000      $100,000
Less offering costs                    (53,107)      (53,107)      (53,107)      (53,107)      (53,107)
                                    ----------      --------      --------      --------      --------
Net offering proceeds               $  946,893      $696,893      $446,893      $196,893      $ 46,893
Use of net proceeds:
Potential acquisitions/
   Opening new location(s).......   $  700,000      $500,000      $275,000      $ 75,000      $     --
Branding and marketing...........      146,893        96,893        71,893        21,893            --
Working capital/1/ and other
   general corporate purposes....      100,000       100,000       100,000       100,000        46,893
                                    ----------      --------      --------      --------      --------
   Total.........................   $  946,893      $696,893      $446,893      $196,893      $ 46,893
                                    ==========      ========      ========      ========      ========

----------
/1/ Working Capital includes, without limitation, overhead, telephone, insurance, postage, office supplies, advertising, payroll, rental expenses, expenses related to the operation of our single tanning salon and other miscellaneous expenses.

          The foregoing represents management's current expectations regarding the use of proceeds assuming general economic conditions and the financial performance of our single tanning salon remain the same. If there is a decline in the financial performance of our single tanning salon, then we may reallocate the proceeds of this offering first from branding and marketing activities and then from the acquisition and opening of new tanning salons, and towards the payment of expenses for this offering and working capital for the continued operation of our single tanning salon. Factors that could result in a decline in the financial performance of our company, include, without limitation,

               .    A decrease in our revenue or profitability,

               . An increase in our expenses without a corresponding increase in our revenue,

               .    The failure of our branding and marketing activities,

               . An inability to compete with other providers of tanning products and services,

               . Our inability to control our expenses as we acquire and open new tanning salons, or

               . A decline in the disposable income of our customers resulting from,

                    .    the worsening of the US economy,

                    . Economic instability created by possible hostile conflicts involving the US, and

                    .    Acts of terrorism.

          If the financial performance of our single tanning salon improves but the general economic conditions decline, then there may be opportunities to acquire additional tanning salons at a more favorable valuation than might be possible in better economic times. In such an event, we would expect to reallocate the proceeds from this offering towards acquisitions and away from branding and marketing activities.

          If we are unsuccessful in raising the maximum amount and management does reallocate the proceeds of this offering, our first priority after the payment of expenses related to this offering will be to maintain and then grow the operations of our single tanning salon. Thereafter, management intends to use the proceeds in whatever manner, in light of all of the circumstances at that time, will best further our business plan. At the current time, we believe allocating the proceeds of this offering towards potential acquisitions and our branding and marketing programs would best further our business goals. Should there be any material changes in the above projected use of proceeds in connection with this offering prior to the closing of the offering, we will issue an amended prospectus reflecting such changes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.

          There is no minimum number of shares that must be sold in this offering, and there is no guarantee that we will be successful in selling any shares. No escrow account has been established and all subscription funds will be paid directly to us. In the event we are not successful in raising financing under this offering or we raise only nominal financing, we will have to raise additional funds or we will not be able to pursue our goal of owning and operating the first nationally branded network of tanning salons. If additional financing does not become available, or if available, it is not on terms and conditions satisfactory to us, our board of directors would most likely liquidate and dissolve the business, unless an alternative means of furthering our business plan could be found.

          Based upon our current plans and assumptions, to sustain and grow our single tanning salon and to begin to implement our business plan, we anticipate that our capital requirements for at least 12 months following the closing of this offering will be satisfied if we receive gross proceeds of $250,000 from the sale of 250,000 shares of our common stock under this prospectus. If we sell less than the maximum number of shares offered hereunder, or our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We cannot be certain that additional financing will become available if needed, or if available, whether it will be on terms and conditions satisfactory to us.

          We will invest proceeds not immediately required for the purposes described above principally in investment grade, interest bearing securities, including without limitation, certificates of deposit, money market accounts, short-term government securities or similar instruments. Any income from these short-term investments will be used for working capital.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    DILUTION

          The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

          At December 31, 2002, we had a net tangible book value of $158,515 or approximately $0.02 per share. After giving effect to the sale of the 1,000,000 shares being offered at an initial public offering price of $1.00 per share and expenses of this offering, our adjusted net tangible book value at December 31, 2002 would have been $1,097,315 or approximately $0.13 per share, representing an immediate increase in net tangible book value of $0.11 per share to the existing stockholders, and representing an immediate dilution of $0.87 or 87% per share to new investors.

          The following table illustrates the above information with respect to dilution to new investors on a per share basis:

                                                            Pro Forma Unaudited
                                             -------------------------------------------------
                                             1,000,000   750,000   500,000   250,000   100,000
                                               Shares     Shares    Shares    Shares    Shares
                                               (100%)     (75%)     (50%)     (25%)     (10%)
                                                Sold       Sold      Sold      Sold      Sold
                                             ---------   -------   -------   -------   -------
Initial public offering price.............     $1.00      $1.00     $1.00     $1.00     $1.00
Net tangible book value per share as of
   December 31, 2002......................      0.02       0.02      0.02      0.02      0.02
Increase (decrease) in pro forma net
   tangible book value per share
   attributable to new investors..........      0.11       0.08      0.06      0.03      0.01
Pro forma net tangible book value per
   share after this offering..............      0.13       0.10      0.08      0.05      0.03
Dilution per share to new investors.......     $0.87      $0.90     $0.92     $0.95     $0.97
Percent dilution per share to new
   investors..............................        87%        90%       92%       95%       97%

          The following table summarizes, on a pro forma basis as of December 31, 2002, the difference between the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid, by existing stockholders and by new investors, at an assumed initial public offering price of $1.00 per share before deducting estimated sales commissions and estimated offering expenses payable by us:

                                    Shares Purchased     Total Consideration     Average
                                   -------------------   --------------------   Price Per
                                    Number     Percent     Amount     Percent     Share
                                   ---------   -------   ----------   -------   ---------
Existing stockholders...........   7,500,000      88%    $  625,500     38%       $0.08
New investors...................   1,000,000      12      1,000,000     62         1.00
                                   ---------     ---     ----------    ---        -----
   Total........................   8,500,000     100%    $1,625,500    100%       $0.19
                                   =========     ===     ==========    ===        =====

                                DIVIDEND POLICY

          We have never declared or paid any dividends to the holders of our common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the expansion of our business and for general corporate purposes. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. Our ability to pay cash dividends in the future could be limited or prohibited by the terms of financing agreements that we may enter into or by the terms of any preferred stock that we may authorize and issue.

          Because we do not intend to pay any dividends, stockholders must rely on stock appreciation for any return on their investment in our common stock.

                                 CAPITALIZATION

          The following table sets forth our capitalization as of December 31, 2002:

                                                              Actual
                                                            ---------
Common Stock, par value $0.0001; 10,000,000
   shares authorized; 7,500,000 shares issued
   and outstanding                                          $     750
Additional Paid in Capital                                    562,250
Accumulated Deficit                                          (356,392)
                                                            ---------
Total Stockholders' Equity                                  $ 206,608
                                                            =========

                            SELLING SECURITY HOLDERS

            There are no selling security holders in this offering.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with our consolidated financial statements, including the related notes, appearing elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those discussed in the forward-looking statements as a result of the various factors set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

          We own and operate a single indoor tanning salon business that offers a full range of indoor tanning products and services to our customers. The revenue from this single salon accounts for 100% of our total revenues.

          90% of our products are lotions; the remaining 10% consist of stickers, drinks, sunglasses and protective eyewear. We carry approximately 80-100 different lotion products ranging from sample packets to premier lotion products. Prices range on our lotion products from $4 for sample products to $55 for premier lotion products.

          Our services are comprised of single tanning sessions, multi-session tanning packages, term memberships and upgrades. Single tanning sessions can be purchased on one of our 5 different types of tanning beds at prices ranging from $8 to $16. Our multi-session packages consist of the purchase of 5 or 10 tans on any one of our different types of beds. On each of the beds, we offer term memberships of 1 month. With each term membership, a customer can tan on that specific bed an unlimited number of times over the course of a month. Due to the wide variety of tanning choices, we offer upgrade packages so that clients can increase their tanning experience with an upgrade package to a more powerful tanning bed.

          Our expenses from the operation of this single indoor tanning salon consist primarily of lease expenses for the tanning salon store location, payroll and related expenses, costs of tanning products, insurance and utilities.

          Revenue recognition. Substantially all of our revenue is generated through the delivery of tanning services and the tanning product sales. Revenue is recognized as services are provided or products are purchased.

          Cost of services. Cost of services consists of direct costs to provide services to our customers and primarily includes certain salaries, wages and related fringe benefits of our employees directly serving customers, the cost of inventory and the allocation of occupancy costs.

          Selling, general and administrative. Selling, general and administrative expenses include the salaries and wages and related fringe benefits of our employees not performing work directly for customers, and occupancy and other costs necessary to support those employees. Among the functions included in these expenses are sales and marketing and corporate services (accounting, information systems support, legal and human resources). In future periods we expect our general and administrative expenses to increase as a result of our incurring customary costs associated with being a public company.

Summary of Altamonte Tan, Inc. Acquisition

          Our president, Glen Woods, owned and operated Altamonte Tan, Inc., a single indoor tanning salon business. We acquired the business of Altamonte Tan, Inc. on February 28, 2002. Through our wholly owned subsidiary, UT Holdings, Inc., we acquired substantially all of the assets and assumed certain liabilities of Altamonte Tan, Inc. in exchange for $30,000. We have continued to operate the business of Altamonte Tan, Inc. since our acquisition of its business under the name "Universal Tanning." Although the business we acquired, Altamonte Tan, Inc., has been in operation for 5 years prior to our acquisition, our own independent pre-acquisition revenues and operations have been de minimis.

          The acquisition of Altamonte Tan, Inc. was accounted for in accordance with Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. SFAS 141 also sets forth guidelines for applying the purchase method of accounting in the determination of intangible assets, including goodwill acquired in a business combination, and expands financial disclosures concerning business combinations. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by our management, based on information available and on assumptions as to future operations.

Plan of Operation

          Universal Tanning Ventures, Inc. was formed on January 4, 2002 and acquired the business of Altamonte Tan, Inc. on February 28, 2002. Our business currently consists of a single tanning salon located in Altamonte Springs, Florida. Our goal is to become a total indoor tanning company that provides a full range of indoor tanning products and services to consumers through a national network of indoor tanning salons. Our plan of operations has two major components: running the business we have today as well as possible, and launching our national network strategy. Our plans will be significantly impacted by our ability to raise capital in this offering.

          Minimum 12 month requirements. During the next 12 months, we plan on satisfying our cash needs from the proceeds of this offering, and, if necessary, the proceeds from other capital raising activities. To operate the business of our existing tanning salon, as a publicly reporting company, for the next 12 months we will need net proceeds from this offering of not less than $100,000. To pay the expenses of this offering we will need to raise an additional $53,107. As of December 31, 2002, we had a cash balance of $45,138. If we do not raise sufficient funds from this offering to cover the difference between the cash we have on hand versus the cash we need, we will have to acquire additional financing through the private sale of our securities, the issuance of debt or otherwise. As of the date of this prospectus, we have no specific plan and have identified no source from which such additional financing could be obtained.

          If we raise less than $100,000 or if additional financing does not become available, or if available, it is not on terms and conditions satisfactory to us, our board of directors would most likely liquidate and dissolve the business, unless an alternative means of furthering our business plan could be found. As of the date of this prospectus we have no plans to terminate our reporting obligations under the federal securities laws, since we believe we will have more options to obtain financing as a publicly-reporting company. We also have no current plans to utilize the company as a vehicle for a reverse merger.

          If we raise less than $250,000 (25% of this offering). If we raise less than $250,000 in this offering our ability to implement our business plan and strategies will be severely limited. Our first priority will be to pay the expenses related to this offering. Then, we intend to focus the available capital resources of the company on operating the business that we have, the single tanning salon located in Altamonte Springs, Florida. We would expect to utilize the available funds for working capital. Finally, we would allocate the remaining funds to the initiation of our acquisition strategy and the preparation of a branding and marketing plan that could be built upon as we expand. At the same time, we would expect to attempt to raise additional capital to improve our ability to implement our plans. We cannot be certain that additional financing will become available, or if available, whether it will be on terms and conditions satisfactory to us.

          If we raise between $250,000 and $1,000,000 (between 25% and 100% of this offering). If we raise between $250,000 and $1,000,000 in this offering we will be well positioned to begin to implement our business plan and expansion strategies. The more money we raise, the better able we will be to initiate our expansion strategies. Our first priority will be to pay the expenses related to this offering. Then, we intend to focus the available capital resources of the company on operating the business that we have, the single tanning salon located in Altamonte Springs, Florida. The availability of additional funds will permit us to actively expand our business through both acquisitions of other tanning business and our establishment of new tanning salons. As we open new locations we intend to initiate a branding and marketing campaign to begin branding our business. The available capital will also be utilized as working capital in connection with the operation of the new and acquired tanning salon locations. Raising the maximum $1,000,000 amount under this offering will not permit us to completely implement our expansion strategy. It does, however, permit us to begin implementation of this strategy. The more money we raise under this offering and the faster it comes in, the more effectively we can implement our business strategy.

          Our most significant milestone in this plan of operation is the raising of not less than $250,000 from this offering. Unless we raise this minimum amount of capital, we will be unable to implement our business plan in a timely manner. What we do next will be dependent upon a variety of factors including how much money we raise, whether we can identify acquisition targets, the willingness of tanning salon owners to sell their businesses in exchange for our common stock, whether we chose to enter new markets by opening our own new tanning salons, and the success of our marketing efforts.

          We do not need to hire any additional employees to operate our existing tanning salon. If we are successful in implementing our expansion plans, we will retain the necessary employees to permit us to operate additional tanning salons.

Improvements to Our Existing Single Store Operations

          Based on our operations of our single location, we intend to make certain improvements in our operations that we believe will increase revenue and are transferable to new locations as we open or acquire them. These include the following:

               . We have determined that our profit margins are better in connection with the sale of products. We intend to try and take advantage of these increased margins by trying to move our sales mix more towards the sale of products.

               . In January 2003, we introduced an electronic fund transfer, or EFT, program that will give our customers the convenience of having their membership payments made automatically through electronic payments tied to their credit or debit card. We believe this will reduce the number of days we must wait for a payment to be made, assist in evening out the seasonality of our sales and provide a competitive advantage over those tanning stores that do not provide this option.

               . On or about April 2002, we entered into an oral agreement with Velocity Systems, Inc., a software design company, in the amount of $18,000 to develop a proprietary, custom software system that is designed to help increase our operational efficiency and revenue by providing management with detailed reports on all operational aspects of the business including without limitation product sales, bed usage, and customer demographic information. We have not taken any steps to copyright this software or otherwise protect our intellectual property rights therein.

          Based on our operations of our single location, the majority of expenses such as rent, payroll, utilities and insurance are fixed in nature. Once expenses are set for a given salon, it is difficult to cut costs by a significant amount. As we open or acquire additional salons, we believe that increased purchasing power should reduce certain expenses and increased marketing exposure should drive more traffic to our salons for less money, thereby increasing profits.

          As we implement our expansion strategy and grow the number of our locations, we expect that our expenses will increase due to acquisition costs associated with the expansion of operations. We anticipate that our legal and professional and accounting fees will rise significantly based on the type, size and complexity of any acquisition of other operating tanning salons. If we are unable to control the costs of acquiring other tanning salons or to efficiently integrate new acquisitions with our existing operations, our ability to grow through acquisition could be reduced significantly.

Critical Accounting Policies

          We prepare our financial statements in conformity with accounting principals generally accepted in the United States. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available to us. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

          Revenue recognition. Substantially all of our revenue is generated through the delivery of tanning services and the tanning product sales. Revenue is recognized when products are purchased. When individual tans and upgrades are purchased, revenue is recognized when the service (or tan) is provided. If the customer buys a tanning package or term membership that contains multiple tanning sessions, the revenue is recognized in a straight-line basis as the tanning service is provided. We account for the total number of tans yet to be provided in the deferred revenue account in the current liability section of the balance sheet. Tanning packages purchased after March 1, 2002 have an expiration date of 12 months after the purchased date. Our experience is that most customers use their tanning package prior to expiration and that as we build our customer base, the balance of the deferred revenue account does not fluctuate that much due to the renewing or repurchasing of tanning packages by our customers.

          Inventory Valuation. We review our inventory balances to determine if inventories can be sold at amounts equal to or greater than their carrying value. The review includes identification of slow-moving inventories, obsolete inventories, and discontinued products or lines of products. The identification process includes analysis of historical performance of the inventory and current operational plans for the inventory as well as industry and customer-specific trends. If our actual results differ from management expectations with respect to the selling of our inventories at amounts equal to or greater than our carrying amounts, we would be required to adjust our inventory values accordingly.

          Net operating loss carryforwards. We have not recognized the benefit in our financial statements with respect to the approximately $344,000 net operating loss carryforward for federal income tax purposes as of December 31, 2002. This benefit was not recognized due to the possibility that the net operating loss carryforward would not be utilized, for various reasons, including the potential that we might not have sufficient profits to use the carryforward or that the carryforward may be limited as a result of changes in our equity ownership. We intend to use this carryforward to offset our future taxable income. If we were to use any of this net operating loss carryforward to reduce our future taxable income and the Internal Revenue Service were to then successfully assert that our carryforward is subject to limitation as a result of capital transactions occurring in 2002 or otherwise, we may be liable for back taxes, interest and, possibly, penalties prospectively.

          Impairment of Long Lived Assets. We assess the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable based upon an estimate of future undiscounted cash flows. Factors we consider that could trigger an impairment review include the following: (i) significant underperformance relative to expected historical or projected future operating results; (ii) significant changes in the manner of our use of the acquired assets or the strategy for our overall business; (iii) significant negative industry or economic trends; (iv) significant decline in our stock price for a sustained period; and (v) our market capitalization relative to net book value.

          When we determine that the carrying value of any long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure impairment based on the difference between an asset's carrying value and an estimate of fair value, which may be determined based upon quotes or a projected discounted cash flow, using a discount rate determined by our management to be commensurate with our cost of capital and the risk inherent in our current business model, and other measures of fair value.

Results of Operations

          Prior to the acquisition of the business of Altamonte Tan, Inc. on February 28, 2002, our operations consisted mainly of the development of our business plan and the analysis of the tanning industry. Results from fiscal year 2001 are exclusively the results of the business of Altamonte Tan, Inc. Results for fiscal year 2002, are presented on a pro forma basis through December 31, 2002 as though we had acquired Altamonte Tan, Inc. on January 1, 2002.

          We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this prospectus do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our financial statements are relatively fixed costs. We expect that these expenses will increase with the escalation of sales and marketing activities and transaction volumes, but at a much slower rate of growth than the corresponding revenue increase.

                                                                    Year Ended
                                            Year Ended        December 31, 2002/(1)/
                                        December 31, 2001          (pro forma)
                                       -------------------   -----------------------
Tanning sales                                   84%                     85%
Product sales, net                              16                      15
                                               ---                    ----
   Total revenue                               100                     100
Cost of revenue                                 94                      93
                                               ---                    ----
   Gross profit                                  6                       7
                                               ---                    ----
Selling, general and administrative             31                     330
   Operating income (loss)                     (25)                   (323)
                                               ---                    ----
Interest expense, net                           (6)                      1
   Income (loss) before income taxes           (31)                   (322)
                                               ---                    ----
Provision (benefit) for income taxes             0                       0
                                               ---                    ----
   Net income (loss)                           (31)%                  (322)%

----------
/(1)/ Pro forma results include results from operations for fiscal year 2002 as if Altamonte Tan, Inc. was acquired on January 1, 2002.

Year Ended December 31, 2002 Compared to the Year Ended December 31, 2001

          Net Sales. Net sales increased by approximately $7,100 or 7%, to $111,600 in 2002 from $104,500 in 2001. This increase was the result of the purchase of new tanning equipment in March 2002. These capital expenditures expanded our ability to provide more service to our customers by providing higher quality tanning beds.

          Gross Profit. Our net sales increased by approximately $7,100, or 7%, while our gross profit increased by approximately $600, or 9%, from $6,700 in 2001 to $7,300 in 2002. This was due to both the increase in the sales commissions we paid to our employees and the increased hours of operation for our store during the same period. During this period we doubled the commissions we pay to our employees for the sale of tanning products and services from 5% to 10% and added an additional day each week to our operations.

          Selling, General and Administrative. Selling, general and administrative expenses increased approximately $335,600 or 1028% from $32,600 in 2001 to $368,300 in 2002. Approximately $276,000 of the increase in 2002 was due to the signing of certain consulting contracts with Brannon Capital Corp., Varela Consulting Group, and Market Media, Inc. to assist with the strategic planning, international sales and investor and public relations matters. In addition, approximately $25,000 of this total increase was due to the employment contract signed with our Glen Woods, our CEO. Other factors impacting the increase was a $10,000 consulting agreement signed by the company with Bushido Ventures, Inc. to assist with the organization and structuring of the company and an increase of approximately $20,000 in legal and accounting fees. The owners or their spouses of each of Brannon Capital Corp., Varela Consulting Group and Bushido Ventures, Inc. are founders of the company.

          Interest Expense, Net. Interest expense, net decreased by approximately $7,400, or 1020%, to $1,200 in 2002 from $(6,200) in 2001. This decrease reflected the recapitalization of Altamonte Tan, Inc. with the purchase of its assets and the assumption of only certain liabilities by us on February 28, 2002.

          We anticipate experiencing greater sales in the first and second quarters of the calendar year, as opposed to the third and fourth quarters of the calendar year. The seasonality of our sales will be directly related to weather patterns. The first and second quarters of the calendar year are usually our strongest revenue producing quarters as customers begin to build their tan after the winter for the upcoming spring and summer season. The third quarter of the calendar year is usually the slowest due to the summer weather and customers electing to achieve their tan at the beach or other non-indoor location. The fourth quarter of the calendar year is slow at our location due to the warm temperatures and sunshine received by the central Florida area, where our store is located. Comparisons of our sales and operating results between different quarters within a single year are, therefore, not necessarily indicators of our future performance.

          Although we have a limited operating history in connection with the operation of our single tanning salon, we have no operating history with respect to our plans for the expansion of our business to multiple locations. As we move forward with our business plan, we expect our expenses to increase significantly as we grow our business and enter into new markets through the opening of new locations or through acquisitions. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of our future performance and must be considered in light of our single tanning salon operating history.

          Looking forward at our business prospects for the future, we have no way of knowing if scientific research will find new or increased health risks to indoor tanning. If such new or increased health risks are discovered, or if media reports create concern or uncertainty in the public's perception of the health risks associated with indoor tanning, our existing customers would likely decide to reduce or eliminate their use of our products and services. New customers would similarly be discouraged from patronizing our business. The resulting reduction in revenue would have a material adverse affect on our business and financial conditions.

Liquidity and Capital Resources

          We had cash balances totaling $45,138 at December 31, 2002. Our principal sources of funds have been cash generated from financing activities.

          We believe that we will require $100,000 to fund our currently anticipated requirements for ongoing operations and budgeted capital expenditures for our existing business for the twelve-month period following the closing of this offering. We currently intend to satisfy our long-term liquidity requirements from cash flow from operations and with the proceeds from this offering. However, our long-term liquidity requirements will depend on many factors, including but not limited to, various risks associated with our business that affect our sales levels and pricing, our ability to recover all of our up-front costs related to future acquisitions, capital expenditures and operating expense requirements and there can be no assurance that we will not need to raise additional funds to satisfy them.

          Cash flow from operations. We have been unable to generate significant liquidity or cash flow from our current operations. We frequently change our pricing structure to take into account our clients' fluctuating cash flows, service and product needs. For example, we may reduce our prices of tanning packages or offer certain advantageous offers during our non-peak months of July thru December. We generally experience an increased level of cash flow from operations in the first six months of the calendar year as our clients prepare their tan for the summer. We anticipate that cash flows from operations will be insufficient to fund our business operations for the full year 2003.

          Cash flow from investing activities. Net cash used in investing activities is largely attributable to capital expenditures for tanning equipment to support our internal expansion. We have no material commitments for capital expenditures. However, we will continue to need computer and office equipment as we expand our operations.

          Cash flows from financing activities. Net cash provided by financing activities was generated from a private placement of our common stock closed in August 2002. The Company sold 2,500,000 shares of its common stock at a price of $0.25 per share. Proceeds from the offering totaled $625,000 less expenses of $62,500, for a net amount received of $562,500. Proceeds from this offering were primarily used in the acquisition of Altamonte Tan along with costs associated with this offering.

          We believe the net proceeds from the sale of not less than 250,000 shares of our common stock offered hereby, together with the funds generated by operations, will provide adequate cash to fund our anticipated cash needs over at least the next 12 months and for the foreseeable future. Such needs may include investments in new products and services, expansion of the internal infrastructure to support future growth and acquisitions of complementary businesses.

Recent Accounting Pronouncements

          In June 2001, the Financial Accounting Standards Board (FASB or the "Board") issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), Business Combinations, and No. 142 ("SFAS No. 142"), Goodwill and Other Intangible Assets, collectively referred to as the "Standards". SFAS No. 141 supersedes Accounting Principles Board Opinion (APB) No. 16, Business Combinations. The provisions of SFAS No. 141 (1) require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill, and (3) require that unamortized negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. SFAS No. 141 also requires that upon adoption of SFAS No. 142 the company reclassify the carrying amounts of certain intangible assets into or out of goodwill, based on certain criteria. SFAS No. 142 supersedes APB 17, Intangible Assets, and is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS No. 142 (1) prohibit the amortization of goodwill and indefinite-lived intangible assets, (2) require that goodwill and indefinite-lived intangibles assets be tested annually for impairment (and in interim periods if certain events occur indicating that the carrying value of goodwill and/or indefinite-lived intangible assets may be impaired), (3) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill, and (4) remove the forty-year limitation on the amortization period of intangible assets that have finite lives.

          The provisions of the Standards also apply to equity-method investments made both before and after June 30, 2001. SFAS No. 141 requires that the unamortized deferred credit related to an excess over cost arising from an investment that was accounted for using the equity method (equity-method negative goodwill), and that was acquired before July 1, 2001, must be written-off immediately and recognized as the cumulative effect of a change in accounting principle. Equity-method negative goodwill arising from equity investments made after June 30, 2001 must be written-off immediately and recorded as an extraordinary gain, instead of being deferred and amortized. SFAS No. 142 prohibits amortization of the excess of cost over the underlying equity in the net assets of an equity-method investee that is recognized as goodwill.

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The adoption of this statement will have no impact on the company's financial statements.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and primarily addresses the development of a single accounting model for long-lived assets to be disposed of. The company adopted this statement on January 4, 2002.

          In July 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. These costs include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by Emerging

Issues Task Force Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." Statement 146 replaces Issue 94-3. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The company has not determined the impact of its future adoption of this statement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    BUSINESS

Overview

          We own and operate a single indoor tanning salon business in Altamonte Springs, Florida that offers a full range of indoor tanning products and services to our customers. The revenue from this single salon accounts for 100% of our total revenues.

          We expect to grow our revenue through (i) the increased sales of our products and services in our existing salon; (ii) the opening and operation of new salons; and (iii) the creation and sale of new member benefits, products and services, including the member option of utilizing our products and services at multiple locations.

          Universal Tanning Ventures, Inc., a Delaware Corporation was formed in January of 2002 for the purpose of establishing a network of indoor tanning salons. Through our wholly-owned subsidiary, UT Holdings, Inc., we took the first step towards this goal by acquiring substantially all of the assets and assuming certain liabilities of Altamonte Tan, Inc. We also retained the services of Altamonte Tan, Inc.'s president and founder, Mr. Glen Woods. Although the business that we acquired has been in operation since March 1997 and currently accounts for all of our revenue, our own independent pre-acquisition revenues and operations have been de minimis. We currently offer tanning sessions, tanning packages, tanning lotions and accelerators, and tanning accessories. Our goal is to become a total indoor tanning company that provides a full range of indoor tanning products and services to consumers through a national network of indoor tanning salons.

          We have analyzed information relevant to the indoor tanning industry including the size and scope of the tanning industry, the industry's historic and projected growth patterns, the breakdown in salon revenue between tanning products and services, the demographics of the customers utilizing tanning salons and the average number of tanning beds per salon. This information was enumerated in the SunBusiness 2000 Report, a trade publication, general information published by industry magazines, such as Tanning Trends, from time to time, discussions with vendors and other owners and operators of tanning salons at the 2002 International Tanning Association Trade Show in Las Vegas, Nevada and other available sources, including without limitation information available from competitors that is generally available on their websites. Based on our analysis of the available information, our experience operating our own tanning salon and our inability to identify any independent tanning salon business that owns and operates tanning salons across the country, we believe that the full service tanning salon market has not been fully addressed by other indoor tanning companies at the current time. Using this information, we have developed a business plan that has as its goal the creation of a network of tanning salons that will allow a member of our network to utilize their membership at any of our salons. We intend to create this network of salons through both the opening of new locations and the acquisition of existing salons.

          Our business plan has three phases that are intended to help our business evolve from the single tanning salon we currently operate into the national network of tanning salons we hope to become. These phases include:

               .    Phase 1: Become a publicly reporting company;
               .    Phase 2: Build a local network of tanning salons; and
               .    Phase 3: Develop our branding strategy.

Even if we raise the maximum amount under this offering, we will not have adequate funding to implement any plans beyond Phase 3. We have made tentative plans, although at the current time these plans are highly speculative in light of our current and expected financial condition, that include the following steps:

               .    Phase 4: Raise additional funds for use in implementing a
                    national expansion;
               .    Phase 5: Implement our national expansion strategy and
                    branding strategy; and
               .    Phase 6: International expansion.

          Our Chief Executive Officer, Glen Woods, the founder and president of Altamonte Tan, Inc. has five years experience in the operation of indoor tanning facilities. We have signed Mr. Woods to an employment agreement to serve as our Chief Executive Officer. The employment agreement is for a term of two years at a base salary of $30,000 per year.

          Our tanning salon and principal executive offices are located at 600
E. Altamonte Drive, Unit 1050, Altamonte Springs, Florida 32701, and our telephone number is (407) 260-9206; our mailing address is 4044 West Lake Mary Boulevard, #104-347, Lake Mary, Florida 32746.

Summary of Altamonte Tan, Inc. Acquisition

          Our president, Glen Woods, owned and operated Altamonte Tan, Inc., a single indoor tanning salon business. We acquired the business of Altamonte Tan, Inc. on February 28, 2002. Through our wholly owned subsidiary, UT Holdings, Inc., we acquired substantially all of the assets and assumed certain liabilities of Altamonte Tan, Inc. in exchange for $30,000. We have continued to operate the business of Altamonte Tan, Inc. since our acquisition of its business under the name "Universal Tanning." Although the business we acquired, Altamonte Tan, Inc., has been in operation for 5 years prior to our acquisition, our own independent pre-acquisition revenues and operations have been de minimis. The revenue from this single salon accounts for 100% of our total revenues.

Industry Background

          The indoor tanning industry is highly fragmented and very competitive. According to the SunBusiness 2000 Report published by Sun Ergoline, there are over 20,000 indoor tanning salons scattered throughout the United States. In 2000, the indoor tanning industry was a more than $4.2 billion industry, and that number is expected to grow in 2001. Last year, more than 27.5 million people tanned indoors in the United States.

          Over the past 10 years the industry has more than doubled, remaining one of the strongest sectors of the fitness and recreation markets. More than 60 percent of the growth in the indoor tanning industry is coming from within the industry itself, i.e., 60 percent of the new salons are current salon owners either expanding or opening other locations. Overall, the number of tanners has increased 5 percent from 27 million in 1999 to 28.3 million in 2000. The number of commercial tanning locations continues to grow as well. In addition to the estimated 20,000 locations that concentrate strictly on tanning, there are another 12,000-15,000 locations such as health clubs, video stores and beauty salons that offer indoor tanning and that number continues to grow annually.

          The demographics of the average indoor tanner have remained fairly constant over the industry's more than 30-year history. The majority of those who tan continue to be in the 16 - 49 age group, 70 percent of which are women and 53 percent of which are women age 20-39. However, in talking with salon owners, one of the fastest-growing segments of the indoor tanning industry is with older tanners over the age of 55. According to surveys, more than 2.5 percent of indoor tanning demographic now consists of tanners over the age of 55.

          What is most significant about the indoor tanning industry's demographic of tanners, is that it contains one of the highest service-based spending groups--a combination of the older baby boomer generation, as well as the maturing generation X demographic. According to American Demographics magazine, as baby boomers, age 36-54, move into a new stage of life, it signals a fundamental change that goes far beyond the demand for products and services that appeal to the middle-aged. The projections suggest that as baby boomers leave youth behind, many markets are likely to be substantially affected--including the indoor tanning market. In general, baby boomers are highly focused on preserving their appearance and spend 38.3 percent of their income trying to stay looking young. One of the ways that they go about trying to stay young is by spending money on fitness and recreation, of which the indoor tanning industry is a part.

          These demographics have resulted in tanning salons offering more than just tanning. Ancillary services offered by tanning salons include nails (26 percent), day spa services including massage, facials and aromatherapy (24 percent). Additionally, nearly 34 percent of salons surveyed sold active wear, 29 percent sold some type of refreshment and more than 39 percent sold nutritional supplements.

          More than 51 percent of salon owners say their salon revenue was $200,000 or more in 2000, and 59 percent say they expect to see their revenue increase in 2001 compared to 2000. Additionally, 78 percent of salon owners say they are either expecting to expand their facilities or purchase additional tanning units within the next year, while 22 percent are not anticipating expansion.

          On the average 25 percent of average salon owners charge $5 or less per tanning session with another 26 percent charge between $5.01-$7 and 49 percent charge more than $7.01.

          In tracking the different segments of the indoor tanning industry, the fastest-growing market is the lotion and skincare market. Over the past nine years, the lotion market has grown by more than 300 percent. For salon owners, lotion sales can and should account for a large portion of the salon's revenue. Forty-three percent of salons average 43 percent of their monthly revenue from lotion sales; approximately 25 percent to 30 percent average 39 percent; 11 percent average more than 30 percent; and, 7 percent average less than 10 percent.

          In 1992-1993, the typical tanning salon consisted of 6.7 tanning units and had an average customer database of 1,673. Today, it is estimated that a salon now has about 11 units and an average database of more than 2,200 customers. Although the average tanning salon now has more than 11 units, salons with fewer than four beds still represent the largest component of the industry; this may be attributed to growth within the beauty industry where one or two tanning beds often are added to existing beauty salons. The percentage of salons with six to 10 units remains around 42 percent, with 11-15 units at 12 percent and those with more than 16 units at more than 21 percent. We believe this industry growth and ownership fragmentation represents a significant market opportunity for companies like ours that have experienced and professional management, access to capital and a business plan that includes the branding, standardization of business methods, strategies for growing our existing business and the number of our salon locations and a goal of quickly acquiring a number of companies to gain the advantage of being the first company to own tanning salons across the country.

          The industry information set forth in this section is based upon the SunBusiness 2000 Report published by Sun Ergoline.

Government Regulation

          Both state and federal laws and regulations affect the indoor tanning services industry. The principal federal laws regulating the manufacture of indoor tanning devices are the Federal Food, Drug and Cosmetic Act administered by the Federal Food and Drug Administration, the Public Health Service Act and the Radiation Control for Health and Safety Act. Because of the potential of injury; increased risks for skin cancer, eye damage, skin aging and allergic reactions; and misuse of the tanning devices, the FDA has issued stringent rules and regulations governing the manufacture and use of indoor tanning devices.

          State regulation of the indoor tanning industry varies from state to state. Many states have no laws or regulations regarding indoor tanning. Approximately 28 states have either adopted or are in the process of adopting laws and regulations dealing with the indoor tanning industry in their state. State laws primarily regulate the health and safety aspects of tanning operations rather than regulating the devices employed. Typical states require a minimum age of the customer, use of protective eyewear during any tanning session, maintenance of proper exposure distance and maximum exposure time as recommended by the manufacturer and availability of suitable physical aids such as handrails. Violation of the federal or state laws could result in criminal or civil penalties.

          The adoption or modification of laws or regulations applicable to the indoor tanning industry could harm our business. New laws may impose burdens on companies in the indoor tanning industry. The growth of the indoor tanning industry may prompt calls for more stringent consumer protection laws.

The Market Opportunity

          We have analyzed the indoor tanning industry and believe that it is highly fragmented and very competitive. There are over 20,000 indoor tanning salons located throughout the United States. Over the past 10 years the industry has more than doubled, remaining one of the strongest sectors of the fitness and recreation markets. We also believe that developments in the indoor tanning industry are drawing more media attention to indoor tanning. This increased exposure, new tanning equipment, and developments in tanning safety should result in an increase in the market for indoor tanning related products and services. We believe that tanning salon customers want a single source from which to access all indoor tanning related products, services and information.

The Universal Tanning Solution

          We believe this industry growth and ownership fragmentation represents a significant market opportunity for companies that provide extensive product selection, detailed product information and other value added services while aggregating all aspects of the tanning experience in multiple, easy to access locations. We have developed a model for the sale of tanning sessions, tanning packages, lotions and accelerators, and tanning accessories. As we implement our business plan, our goal is to grow the business of our single tanning salon into the first, national indoor tanning company in the United States and, utilizing that network of salons, become know as the "total" tanning solution through which customers can access all indoor tanning related products, services and information.

Our Model

          Our sales model is based on the following four assumptions regarding customers' willingness to try or continue to use indoor tanning products and services:

               .    The time it takes to get the tan they want;
               .    The cost of getting the tan they want;
               .    Extensive product selection; and
               .    Access to those products and services at multiple, easy to access locations.

          We have purchased a number of different tanning beds that can be utilized by customers to obtain their desired tan in time periods that range from 9 to 20 minutes.

          We offer four different levels of tanning beds for our customers. The levels of tanning beds are distinguished by their technology, mainly the ability to offer deeper tans in fewer minutes in the tanning bed. The beds with the newest technology are more expensive. By having different levels of tanning equipment, we are able to offer tanning services to a broader selection of customers.

          We offer a broad and deep selection of lotions, accelerators and accessories to our customers to complement their indoor tanning experience. The types of lotions and accelerators used by the customer can also have a significant impact on both the time to tan and the perceived quality of the tan.

          The last factor in our model is multiple locations. We believe that making it easy for customers to access our products and services, by offering them at more than one location, will also give us a competitive advantage.

          By making our products easy to access, quick to use and available at different price points, we believe that our existing customers will continue to use us and we will be able to attract new customers.

Our Strategy

          Our business currently consists of a single indoor tanning salon. We believe that tanning salon customers want a single source from which to access all indoor tanning related products, services and information. Our strategy is to become that "single source" by utilizing online information and services, multiple physical locations and an interconnected network of salons to become the total tanning company and a leading provider of tanning related goods and services.

          At our inception, we utilized various consultants, most of whom are also founders of the company, to assist our President in connection with the company's (i) formation, organization and capitalization, (ii) financial systems structuring, and (iii) formulation of its overall business strategy. Specifically, these consultants performed the following services:

               . Brannon Capital Corp. - (i) Assisted us with the development of our overall business strategy; (ii) Assisted us with the development of our acquisition strategy (e.g., to use our common stock as an acquisition currency to acquire other tanning salons); (iii) Obtained market research and information for us; (iv) Provided us with operational advice related to product selection, tanning bed selection and expense reduction strategies; and (v) Assisted us in preparing our private placement memoranda in February 2002.

               . Bushido Ventures, Inc. - (i) Introduced the company to its professional advisors (e.g., its accountants and legal counsel); (ii) Advised the company on the structure of its business and how this structure would be impacted by accounting and business issues as it expanded its operations to multiple locations; and (iii) Provided advice to the company on its financial and accounting systems.

               . Market Media, Inc. - Has not yet provided any services to our company. Our contract entitles us to receive advice on investor and public relations matters once we become a publicly-traded company. Since we have not yet satisfied this requirement, Market Media has not yet begun to perform. They have agreed orally to provide us with the services subsequent to the effectiveness of this prospectus.

               . Varela Consulting Group - At the time we executed our agreement with Varela, our business plan was still being finalized. Varela, in conjunction with Brannon Capital Corp. and Bushido Ventures, Inc., participated in the formation and development of our overall business strategy. We, along with our consultants, concluded that due to our limited financial resources, the decline in the US financial markets, the need to refine and prove our business model along with our inexperience in operating businesses outside of the United States, that the better course of action for our company would be to delay the international expansion of our business until after our U.S. expansion strategies have been substantially implemented. We have not abandoned our international expansion strategies. Rather, we have postponed them until such time as we are better able, both financially and operationally, to implement them.

          Our business plan is the result of input not only from our management team, but also from the consultants identified above. Our plan contains the following three steps:

               . Phase 1: Become a Publicly Reporting Company. We believe that by completing this offering and becoming the first publicly reporting company in the tanning industry we will gain a significant advantage over other companies by increasing our credibility in the industry and by being able to use our common stock as an alternative to cash in the acquisition of tanning salons. We anticipate this process being complete by June 2003. We estimate the cost associated with this process to be approximately $100,000, of which approximately $50,000 has already been paid.

               . Phase 2: Build a Local Network of Tanning Salons. We intend to begin our expansion by looking for opportunities within the central Florida market, from St. Petersburg to Orlando to Daytona Beach to Jacksonville, to either acquire existing tanning salons or to open our own new locations. Initially, we intend to develop and open or acquire up to 25 additional tanning salons in Central Florida. We believe it will be easier to manage and integrate the operations of multiple tanning salons if the locations are not separated by great distances. The experience we gain in acquiring or building new tanning salons, integrating their operations into our own and the continued operation of our existing tanning salon in Altamonte Springs will allow us to further refine our business model and acquisition strategy. We hope that these refinements will make the implementation of our national expansion and branding strategies more effective.

                    Once we have more than one tanning salon, we intend to implement a membership program that will allow the members to use the tanning services purchased at any of our network salons. We expect this strategy to allow us to grow our revenue by offering our members the option of utilizing our products and services at multiple locations.

                    We anticipate that we will begin to purchase salons in the Central Florida market in July 2003 and we estimate that to build or acquire 25 stores will take approximately twelve to eighteen months at an aggregate estimated cost of between $600,000 and $900,000, not including any issuance of our equity securities as consideration for the acquisitions.

               . Phase 3: Develop a Branding Strategy. As we grow the number of tanning salon locations we intend to work with outside marketing and sales professionals to assist us in developing a national brand for our business and a comprehensive marketing strategy. While we operate our local network, we can test the branding and marketing concepts we develop. The experience we gain during this phase should make the implementation of our national branding and marketing strategies more effective. The initial cost associated with hiring marketing and sales professionals are estimated to be approximately $25,000. We anticipate that the cost of developing a complete branding strategy to be $150,000. We hope to commence this process in September 2004.

How long each phase will take to complete and the amount of money that will be required to effectuate the overall strategy will be largely dependent upon our performance, financially and operationally, as well as the amount of money we are successful in raising in this offering.

          The maximum amount we could raise in this offering is $1,000,000. This amount is not adequate for us to implement any plans beyond Phase 3. Although they are highly speculative at this time in light of our current and expected financial condition, we have contemplated what our next steps would be in further expanding and developing our business. These additional three phases would include the following:

               . Phase 4: Raise Additional Funds for Use in Implementing Our National Expansion. During this phase we hope to raise additional funds to be used in implementing our national expansion strategy, including the acquisition or development of new tanning salons and the roll out of our national branding and marketing strategies.

               . Phase 5: Implement Our National Expansion Strategy and Branding Strategy. If we are successful in raising significant additional funds during Phase 4, we then hope to expand nationally by developing and opening or acquiring additional tanning salons throughout the United States.

               . Phase 6: International expansion. Finally, we expect to look beyond the United States, to opportunities in the international markets to grow our business.

Implementation of Phases 4 through 6 is highly speculative as of the date of this prospectus and would require us to raise significantly more capital than we currently are soliciting with this offering. We have included information on these last three phases only to give investors a comprehensive view of our plans.

Our Acquisition Strategy

          We are looking for appropriate acquisition targets to grow the number of salon locations we own and operate. We intend to focus our initial acquisition activities in the Central Florida area, between the cities of St. Petersburg, Orlando, Daytona Beach and Jacksonville. Only after we have built a local network of salons and have refined our operating model, will we turn our attention to raising additional funds for and building a national network. We do not currently have any agreements or understandings to acquire any other tanning businesses.

          Initially, we will be looking at acquiring tanning salons that have approximately 6 to 10 tanning beds and generate gross revenues of approximately $150,000 to $250,000 over the last 2 calendar years. Salons meeting these conditions and that are located in Central Florida, close to our existing Altamonte Springs salon, will be the strongest initial acquisition targets.

          We intend to finance future acquisitions with various combinations of our common stock and cash. The consideration for each acquired business will vary on a case by case basis, with the major factors being historical operating results and how much of our common stock a seller will accept as part of the overall purchase price for their business. It is our preference to use our common stock, as opposed to our cash, as the primary consideration in the acquisition of new tanning salons, thereby allowing us to reallocate the funds we raise in this offering towards working capital and our branding and marketing strategies.

          We will consider the following factors, among others, in targeting a potential business acquisition:

               .    Financial condition and results of operation of the target business;
               .    The location of the target business;
               .    Growth potential and historical financial performance of the target business;
               .    Experience and skill of management and availability of
                    additional personnel of the target business;
               .    Capital requirements of the target business;
               .    Target business' willingness to be acquired in exchange for our common stock;
               .    Competitive position of the target business; and
               .    Costs associated with effecting the acquisition of the
                    target business.

The foregoing criteria are not listed in any particular order and are not intended to be exhaustive. Any evaluation relating to the merits of a particular acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by us in connection with any acquisition we conclude.

          Once a tanning salon has been acquired we intend to convert its operations to our business model and to integrate the acquisition into our business. Certain back-office operations, including accounting, billing, payroll and cash management, will be performed by us at our principal office. For selected acquisitions, dependent in part on the quality of the seller's management team and its distance from our principal office, we may retain the services of the former owners or managers.

Our Products and Services

          The Tanning Process. Whether you tan outside in the sun or at an indoor tanning salon, the tanning process is the same. Our products and services are intended to enhance the quality of the tanning experience we offer at the salon. Tanning occurs in the top layer of the skin, or epidermis. Cells called melonacytes located in the germinative layer (the layer of skin that has the power to grow and develop) are exposed to small amounts of Ultraviolet B rays, triggering melanin production. Ultraviolet B rays are invisible light waves from the sun that carry more energy than visible light and are partially absorbed by the earth's ozone layer. Melanin is a dark pigment found in certain cells in the skin. As the tiny pieces of cells containing melanin migrate upward, they are exposed to Ultraviolet A rays, the primary Ultraviolet radiation produced by tanning lamps. Unlike Ultraviolet B rays, Ultraviolet A rays are not absorbed by the earth's ozone layer. The exposure to Ultraviolet A rays oxidizes the melanin the skin has produced and turns it brown. This darkening process gives us our tan.

          All tans fade over time as a result of cells in the skin's germinative layer constantly reproducing and pushing older cells upward toward the horny layer (dead skin), where they are sloughed off in about one month. As your skin replaces its cells, the cells laden with melanin are removed. To remain tan, the process must be regularly continued with the new cells.

          Products. Our products consist of approximately 90% lotions and remaining 10% is stickers, drinks, sunglasses and protective eyewear. We carry approximately 80-100 different lotion products ranging from sample packets to the highest quality maximizing and accelerating lotions offered by such companies as California Tan, John Abate International, Supre and the Power Tan Corporation. Prices range on our lotion products from $4 for sample products to $55 for premier lotion products.

          Our primary product offerings include:

               . Tanning Accelerators. Accelerators are lotions that contain the amino acid tyrosine. Makers of these products believe that the tyrosine stimulates and increases melanin formation, thereby accelerating the natural tanning process.

               . Bronzers. Cosmetic bronzers produce immediate effects that can be easily removed with soap and water. Bronzers are available as powders, creams, and lotions. These products are essentially a form of make-up, since the tint only lasts until it is washed off.

               . Tanning Lotions and Sprays. Perhaps the most effective sunless tanning products are lotions and sprays containing dihydroxyacetone (DHA) as the active ingredient. DHA is a colorless sugar that interacts with the dead cells located in the upper layer of the epidermis. As the sugar interacts with the dead skin cells, a color change occurs. This change usually lasts about five to seven days from the initial application.

          Services. Our services are comprised of single tanning sessions, multi-session tanning packages, term memberships and upgrades. Single tanning sessions can be purchased on our one of our 5 different types of tanning beds at prices ranging from $8 to $16. Our multi-session packages consist of the purchase of 5 or 10 tans on any one of our different types of beds. On each of the beds, we offer term memberships of 1 month. With each term membership, a customer can tan on that specific bed an unlimited number of times over the course of a month. Due to the wide variety of tanning choices, we offer upgrade packages so that clients can increase their tanning experience with an upgrade package to a more powerful tanning bed.

          Equipment. Our tanning equipment consists of low and medium pressure units. Our beds are manufactured by Sonnenbraune, a worldwide leader in quality, German engineered tanning equipment. We provide 4 levels of Sonnenbraune equipment, ranging from the 732, a twenty-minute exposure unit, to medium pressure VHR (Very High Reflective) units. Our flagship bed is the Diva7, a nine-minute VHR unit and Sonnenbraune's premier tanning unit. Our vertical tanning booth is a 60 lamp VHR unit manufactured by Suncapsule. It is a 9 minute booth and at the top of its class among high performance tanning equipment.

Sales and Marketing

          Our marketing strategy is designed to attract consumers to purchase indoor tanning products and services, convert browsers to buyers, meet or exceed customer expectations, drive loyalty and repeat purchases while building enduring brand equity. In order to implement this strategy, we intend to execute an integrated marketing campaign that includes the following:

     .    Advertising

          Our advertising will be designed to build brand equity, create awareness, and generate initial purchases of our products and services. We expect to use a mix of traditional print media, direct mail, billboards, radio and online banners, text links and e-mail newsletters.

     .    Event Sponsorship

          We expect to sponsor events that are designed to build brand awareness and build our customer base. We intend to sponsor events that support cross marketing to potential customers that fit the demographic profile for indoor tanners.

     .    Promotions

          We intend to selectively utilize promotional offers to further our brand building efforts. This includes promotions such as on-site merchandising of product we have been able to buy in bulk from vendors at reduced prices that we can sell to our customers at a discount.

Competition

          We are subject to extensive competition from traditional tanning salons, health clubs, beauty salons with indoor tanning units and other retail stores with tanning beds. We believe that indoor tanners make their purchase decisions based on price, quality and type of equipment, word of mouth, and advertising. Some of our competitors are larger than us and have substantially greater financial and marketing resources. In addition, some of our competitors may be able to secure products from vendors on more favorable terms, offer a greater product selection, and adopt more aggressive pricing policies than we can.

          Some of our competitors include companies that sell franchises. These franchisees do operate tanning salons that would be competitive, on a salon-to-salon basis, with our tanning salons. However, the franchisors do not appear to have embraced or to have implemented the concept of members using the services of any salon in the franchising network. To the extent that this feature is already being offered, we believe it is limited to certain high cost tanning packages and to participating franchisees. Additionally, the franchise business model appears to be a method of establishing a captive distribution network for the franchisor's products. Since we believe that a national network of tanning salons that permit customers to access a consistent level of products and services from multiple locations is a better business model, we think that the structure of our business, where we own and operate the salons, is a competitive advantage to the franchise structure, where the franchisor licenses a name to a third party operator who must buy the franchisor's products and operate generally within the franchisor's guidelines.

          We believe that we can compete successfully against these other companies based upon:

     .    the performance and reliability of our products and services;
     .    the variety of products and services we offer;
     .    the price of our products and services;
     . our ability to provide a consistent level of products, services and quality throughout our planned network; and
     .    the effectiveness of our customer service and support efforts.

          We want to offer a competitive source for tanning products and services. There can be no assurance that we will be able to obtain the quantity, selection or brand quality of items that we believe is necessary.

Employees

          We currently have 3 employees, 2 of who are part-time sales personnel and 1 who is general, administrative and executive management personnel. None of the employees are covered by a collective bargaining agreement and our management considers relations with our employees to be good.

Property

          We currently operate a single tanning saloon. This saloon occupies approximately 1,700 square feet of retail space in Altamonte Springs, Florida, and also serves as our executive offices. Our rent for this location is approximately $3,459 per month and our five (5) year lease expires on February 28, 2007. Our personal property consists of computer equipment, 12 tanning beds, furniture and inventory.

Legal Proceedings

          We are not a party to any pending legal proceeding or litigation. In addition, none of our property is the subject of a pending legal proceeding. We are not aware of any legal proceedings against the company or our property contemplated by any governmental authority.

                                   MANAGEMENT

Executive Officers and Directors

          The names of our executive officers and directors, their ages as of March 1, 2003, and the positions currently held by each are as follows:

Name                         Age   Position
----                         ---   --------
Glen Woods................   47    President, Chief Executive Officer, Principal Financial
                                      Officer and Director
Dyron M. Watford..........   27    Principal Accounting Officer and Director

          Glen Woods has served as our President, Chief Executive Officer, Principal Financial Officer and a Director since the acquisition of Altamonte Tan, Inc. on February 28, 2002. From March 1997 to February 2002, Mr. Woods served as the president of Altamonte Tan, Inc.

          Dyron M. Watford, a Certified Public Accountant, was appointed to serve as our Principal Accounting Officer and was elected to serve as a director of the company in November 2002. In July 2002, Mr. Watford was elected and still serves as a director of Spectrum Sciences and Software, Inc., a small technical service and manufacturing corporation. In May 2001, Mr. Watford was elected and still serves as the sole officer and director of Frontier Educational Systems, Inc., of which he is the founder and sole stockholder. Frontier Educational Systems is a development stage company that intends to provide online tutoring services to the secondary educational market through the use of highly qualified tutors. Since August 2000, Mr. Watford has served as the president, sole stockholder and director of Sirus Capital Corp, Inc., a consulting company providing financial services to existing and emerging private and public companies. From December 1998 to August 2000, Mr. Watford was an auditor for Arthur Andersen, LLP. Mr. Watford's completed his Master of Business Administration degree from the University of Central Florida in December 1998. From 1997 to 1998, Mr. Watford worked at the Certified Public Accounting firm of DeArrigoitia & Company as a staff accountant.

Directors' Compensation

          Currently there is no compensation package for our board. While we expect to create a compensation package for our board members during the next 12 months, we do not currently have any preliminary agreements or understandings with respect to such compensation packages.

          We currently do not have any employee stock option or other incentive plans.

          Neither Mr. Mr. Woods nor Mr. Watford has any prior experience as an officer or director of any publicly traded or reporting company.

Board of Directors and Committees

          The directors are elected to one-year terms. Each director holds office until the expiration of the director's term, until the director's successor has been duly elected and qualified or until the earlier of such director's resignation, removal or death. Our board of directors does not have an audit or any other committee.

Executive Compensation

          The following table shows the cash compensation paid by us, as well as certain other compensation paid or accrued, during the period ended December 31, 2002 to our Chief Executive Officer.

                           Summary Compensation Table

                                                                                 Long-Term
                                                                                Compensation
                                                                                ------------
                                                   Annual Compensation/(1)/      Shares of
                                                -----------------------------   Common Stock
                                                               Other Annual      Underlying
Name and Position                        Year   Salary ($)   Compensation ($)    Options (#)
-----------------                        ----   ----------   ----------------   ------------
Glen Woods, CEO                          2002     $25,000           $--             --
Dyron M. Watford, Principal Accounting
   Officer/(2)/                          2002     $    --           $--             --

----------
/(1)/ Mr. Woods employment commenced on February 28, 2002. Therefore the period ended December 31, 2002, only includes ten months. The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to such executive officer. The aggregate amount of such compensation for such officer is less than 10% of the total annual salary and bonus.

/(2)/ Mr. Watford has received no compensation for his services. There are no preliminary agreements or understandings between Mr. Watford and us for employment or any other type of compensation.

Employment Agreements

          We entered into a two-year employment agreement, effective February 28, 2002, with Glen Woods. Pursuant to the agreement, an annual base salary of $30,000 is paid to Mr. Woods. Mr. Woods is not entitled to an annual base salary increase. Mr. Woods' employment agreement contains confidentiality provisions and also prohibits him from competing with us during the term of the agreement and for one year thereafter.

Limitation on Liability and Indemnification Matters

          Our By-laws provide that we shall indemnify each Director and such of the company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Delaware General Corporation Law.

          The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

          At present, there is no pending litigation or proceeding involving any of our directors, officers, associates or other agents for which indemnification is being sought. We are also not aware of any threatened litigation that may result in claims for indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

                             PRINCIPAL STOCKHOLDERS

          The following table presents information known to us, as of the date of this prospectus and as adjusted to reflect the sale by us of 1,000,000 shares of common stock offered under this prospectus, relating to the beneficial ownership of common stock by:

          .    each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;
          .    each of our named executive officers and directors; and
          .    our directors and executive officers as a group.

          We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

          Percentage ownership in the following table is based on 7,500,000 shares of common stock outstanding as of the date of this prospectus, and as adjusted to reflect the sale of 1,000,000 newly issued shares of common stock offered under this prospectus. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

                                                     Percentage of Shares
                                     Number of        Beneficially Owned
                                 Shares of Common    --------------------
                                Stock Beneficially     Before     After
Name of Beneficial Owner               Owned          Offering   Offering
------------------------        ------------------    --------   --------
Glen Woods/(1)/                     2,250,000           30.0%      26.5%
Patrick Abraham/(2)/                  750,000           10.0%       8.8%
Dwain Brannon/(3)/                    750,000           10.0%       8.8%
Charissa Ioppolo/(4)/                 625,000            8.3%       7.4%
Dyron M. Watford/(1)/                 625,000            8.3%       7.4%
All directors and officers (2
   persons)                         2,875,000           38.3%      33.9%

----------
/(1)/ The address of each of our officers listed in the table is in care of Universal Tanning Ventures, Inc., 4044 W. Lake Mary Boulevard, #104-347, Lake Mary, Florida 32746.
/(2)/ Mr. Abraham's address is 12th Floor, World Trade Center, Panama, Republic of Panama.
/(3)/ Mr. Brannon's address is 1025 Greenwood Boulevard, Suite 121, Lake Mary,
      Florida 32746.
/(4)/ Mrs. Ioppolo's address is #362, 4044 W. Lake Mary Boulevard, Unit 104,
      Lake Mary, Florida 32746-2012.

                              CERTAIN TRANSACTIONS

          Our founders, Glen Woods, Patrick Abraham, Dwain Brannon, Charissa Ioppolo and Dyron Watford organized us on January 4, 2002. On that date we issued an aggregate total of 5,000,000 shares of common stock to them in consideration of the furnishing of initial capitalization of $500. Each of our founders can therefore be considered to be promoter.

          On February 28, 2002, we acquired the assets and assumed certain liabilities of Altamonte Tan, Inc., which was wholly owned by Glen Woods, our president and CEO in exchange for $30,000.

          Since the inception of the company in January 2002, we have employed various consultants to advise us in matters related to the marketing of our products, the identification of investors and the implementation of short and long term strategic planning. The following is a brief description of the consulting agreements entered into during 2002.


          Varela Consulting Group. We entered into a 6-month agreement in July 2002 with Varela Consulting Group. Varela represented us in regard to the potential sale of our products and services to business contacts and potential customers worldwide, particularly in Central and South America. Compensation paid to Varela for their services totaled $100,000 and was amortized over the life of the contract on a straight-line basis. As of December 31, 2002, the remaining unamortized portion of the contract was accounted for on the balance sheet under the caption prepaid consulting fees. Varela is wholly-owned by Angela Abraham. Her husband, Patrick Abraham, is a founding stockholder of Universal Tanning Ventures, Inc.

          Brannon Capital Corp. We entered into a 12-month agreement in March 2002 with Brannon Capital Corp. Brannon Capital advised us in the implementation of short and long-term strategic planning, recruitment and employment of key executives consistent with the expansion of operations and advising the company concerning matters related to the management and organization of the company. Compensation paid to Brannon Capital for their services totaled $100,000 and was amortized over the life of the contract on a straight-line basis. As of December 31, 2002, the remaining unamortized portion of the contract was accounted for on the balance sheet under the caption prepaid consulting fees. The sole shareholder of Brannon Capital Corp, Dwain Brannon, is a founding stockholder of Universal Tanning Ventures, Inc.


          Market Media, Inc. We entered into an agreement in July 2002 with Market Media, Inc. Market Media will advise us in investor and public relations matters as it relates to this offering. As the consulting services relate to this offering, the $100,000 in consulting fees paid to Market Media have been accounted for as selling, general and administrative expenses in the statement of operations. Neither Market Media nor any of its officers, directors or stockholders are affiliates of Universal Tanning Ventures, Inc.

          Bushido Ventures, Inc. We entered into an agreement in March 2002 with Bushido Ventures, Inc. Bushido Ventures has provided advice to us on the organization and structuring of the company, the implementation of our financial and accounting systems and controls and the retention of appropriate professional advisors. Compensation paid to Bushido Venture for their services totaled $10,000. Charissa Ioppolo is president and shareholder of Bushido Ventures, and is a founding stockholder of Universal Tanning Ventures, Inc.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

          There has been no trading market for our common stock. If a trading market does in fact develop for the common stock offered in this Prospectus, there can be no assurance that it will be sustained. To the extent that a trading market develops at all, it will most likely be the NASD OTCBB. The ability of a NASD member firm to continue to quote prices for trading of our common stock on the NASD OTCBB will be conditioned upon our meeting and maintaining the criteria for continued listing. If we are unable to satisfy the exchange maintenance criteria in the future, our common stock may be deleted from the OTCBB. In such event, trading, if any, in our common stock, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets". As a consequence of such deletion, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our common stock.

          There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

          The common stock is being offered at $1.00 per share of common stock. Our common stock will be subject to the penny stock rules and purchasers of the common stock may find it more difficult to sell their shares. Securities deemed "penny stocks" are subject to additional informational requirements in connection with any trades made in the penny stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

          There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 7,500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act of 1933, as amended. As of the date of this Prospectus, there are no shares of our common stock that would be eligible for sale in accordance with Rule 144. All of the currently outstanding shares of our common stock are "restricted securities" as that term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933, as amended, or another exemption from registration.

          Sales of substantial amounts of our common stock under Rule 144, this Prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

          There are 96 holders of record of our common stock. We have not declared any dividends since inception, and do not currently intend to pay cash dividends on our common stock in the foreseeable future. See "Description of Capital Stock-Dividends."

                          DESCRIPTION OF CAPITAL STOCK

          We are authorized to issue 10,000,000 shares of common stock, $0.0001 par value per share, of which 7,500,000 were issued and outstanding as of December 31, 2002. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

          The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up our affairs; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters which stockholders may vote at all meetings of stockholders.

          The owners of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding common stock, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining common stock will not be able to elect any of our directors.

          Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available for that purpose. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of our company, the assets will be divided pro rata on a share for share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and nonassessable.

          Each stockholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders.

Dividends

          We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our shares in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

          Currently, we are acting as our own transfer agent and registrar for our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

          Prior to this offering, there has been no market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

          On completion of this offering, assuming we sell the maximum number of shares offered under this prospectus, we have 8,500,000 shares of common stock outstanding. Of these shares the 1,000,000 shares of common stock sold in this offering will be freely transferable by persons other than "affiliates," as that term is defined under the Securities Act, without restriction or further registration.

          The remaining 7,500,000 outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended, and may not be sold in the absence of registration unless an exemption from registration is available, including the exemption contained in Rule 144.

Rule 144

          In general, under Rule 144, a person who has owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

          .    1% of the number of shares of common stock then outstanding; or

          . The average weekly trading volume of the common stock on the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

          Sales under Rule 144 are also governed by manner of sale provisions and notice requirements and current public information about us must be available.

          In addition, a person who is deemed not to have been our affiliate at any time during the three months preceding a sale by him or her and who has beneficially owned his or her shares for at least two years, may sell the shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements, or the availability of current information we refer to above. No outstanding shares will qualify for this exemption either immediately or within 30 days after the offering.

          We are unable to estimate the number of shares that may be sold in the future by the existing holders of shares of our common stock, if any, that sales of shares of common stock by such persons will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock by such persons could have a depressive effect on the market price of our securities in any market that may develop for our shares.

                              PLAN OF DISTRIBUTION

          The shares of common stock shall be offered through (i) an exemption from state registration in Georgia pursuant to Section 10-5-9(5) of the Georgia Code; and (ii) registration in Colorado pursuant to Section 11-51-303 of the Colorado Revised Statutes. Our common stock may also be offered in jurisdictions outside the U.S. in accordance with the laws and regulations of such jurisdictions. The shares shall be offered on a self-underwritten basis, which means that it does not involve the participation of an underwriter or broker. The common stock is not being offered in any state or jurisdiction where the offer is not permitted. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

          The offering price is $1.00 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of up to 90 days from the effective date but may be extended for an additional 30 days if we choose to do so.

          There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

          We will sell the shares in this offering through Glen Woods and Dyron Watford, our officers. Mr. Woods and Mr. Watford will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Woods and Mr. Watford will receive no commission from the sale of any shares. Mr. Woods and Mr. Watford will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

          1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

          2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

          3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

          4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

          Mr. Woods and Mr. Watford have not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Woods and Mr. Watford are not subject to disqualification, are not being compensated, and are not associated with a broker-dealer. Mr. Woods and Mr. Watford are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. Mr. Woods and Mr. Watford have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Woods and Mr. Watford intend to contact persons with whom they have a past or have a current personal or business relationship and solicit them to invest in this offering.

          Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering is either exempt from registration or registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Procedures for Subscribing

          If you decide to subscribe for any shares in this offering, you must:

          .    execute and deliver a subscription agreement; and
          .    deliver a check, bank draft, wire transfer, postal express money order or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "UNIVERSAL TANNING VENTURES, INC."

Right to Reject Subscriptions

          We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 72 hours after we receive them.

                                  LEGAL MATTERS

          The validity of the common stock offered hereby will be passed upon for us by Greenberg Traurig, P.A., Orlando, Florida. Charissa Ioppolo, the wife of Frank S. Ioppolo, Jr., a shareholder of Greenberg Traurig, P.A., owns beneficially and of record an aggregate of 625,000 shares of common stock.

                                     EXPERTS

          The financial statements of Universal Tanning Ventures, Inc. and Subsidiary, at December 31, 2002, and for the nine months then ended and the financial statements of Altamonte Tan, Inc., at December 31, 2001, and for the year then ended, appearing in this prospectus have been audited by Tedder, James, Worden & Associates, P.A. independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

          We have filed with the Securities and Exchange Commission, a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the units to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and the shares to be sold in this offering, reference is made to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete. In each instance we refer you to the copy of the contracts, agreements and/or other documents filed as exhibits to the registration statement, and these statements are deemed qualified in their entirety by reference to the contract or document.

          Upon completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and will, therefore, be required to file such information and reports with the SEC.

          You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we filed at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

          In addition, registration statements and other filings made with the SEC through its electronic data gathering, analysis and retrieval systems are publicly available through the SEC's site located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the Electronic Data Gathering, Analysis and Retrieval system.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                        Universal Tanning Ventures, Inc.
                                 And Subsidiary

ALTAMONTE TAN, INC.
   Independent Auditors' Report............................................................F-2
   Balance Sheet as of December 31, 2001...................................................F-3
   Statement of Operations for the year ended December 31, 2001............................F-4
   Statement of Shareholders' Deficit for the year ended December 31, 2001.................F-5
   Statement of Cash Flows for the year ended December 31, 2001............................F-6
   Notes to Financial Statements...........................................................F-7

UNIVERSAL TANNING VENTURES, INC. AND SUBSIDIARY
   Independent Auditors' Report...........................................................F-11
   Consolidated Balance Sheet as of December 31, 2002.....................................F-12
   Consolidated Statement of Operations for the year ended December 31, 2002..............F-13
   Consolidated Statement of Stockholders' Equity for the year ended December 31, 2002....F-14
   Consolidated Statement of Cash Flows for the year ended December 31, 2002..............F-15
   Notes to Consolidated Financial Statements.............................................F-16

UNIVERSAL TANNING VENTURES, INC. UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS
   Introduction to Unaudited Pro Forma Combined Financial Statements......................F-22
   Unaudited Pro Forma Combined Statement of Operations...................................F-23

                          Independent Auditors' Report

To the Board of Directors and Shareholder of Altamonte Tan, Inc.:

We have audited the accompanying balance sheet of Altamonte Tan, Inc. (the "Company") as of December 31, 2001, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altamonte Tan, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 6, the Company sold its assets and ceased operations on February 28, 2002.


/s/ Tedder, James, Worden & Associates, P.A.
--------------------------------------------
Orlando, Florida
November 18, 2002

                               Altamonte Tan, Inc.

                                  Balance Sheet

                                December 31, 2001

                                     Assets

Current assets:
   Cash and cash equivalents                                          $   9,231
   Inventories                                                            2,773
   Other current assets                                                     324
                                                                      ---------
      Total current assets                                               12,328

   Property and equipment, net                                           37,467
   Intangible assets, net                                                 3,228
   Deposits                                                                 500
                                                                      ---------
      Total assets                                                    $  53,523
                                                                      =========

                      Liabilities and Shareholders' Deficit

Current liabilities:
   Accounts payable                                                   $  10,067
   Deferred revenue                                                      12,626
   Accrued expenses                                                       2,204
   Advances from shareholder                                             48,671
   Current maturities of capital lease obligations                        6,114
                                                                      ---------
      Total current liabilities                                          79,682

Capital lease obligation, long term                                       3,238
      Total liabilities                                                  82,920
                                                                      ---------

Shareholders' deficit
   Common stock, $1.00 par value, 500 shares authorized,
      issued and outstanding                                                500
   Additional paid-in capital                                           215,148
   Accumulated deficit                                                 (245,045)
                                                                      ---------
      Total shareholders' deficit                                       (29,397)
                                                                      ---------
      Total liabilities and shareholders' equity                      $  53,523
                                                                      =========

                 See accompanying notes to financial statements.

                               Altamonte Tan, Inc.

                             Statement of Operations

                      For the year ended December 31, 2001

Revenue:
   Tanning service                                                     $ 87,413
   Product sales, net of returns and allowances                          17,117
                                                                       --------
      Total revenue                                                     104,530

Cost of revenue
   Tanning services                                                      87,829
   Product sales                                                          9,989
                                                                       --------
      Total cost of revenue                                              97,818
                                                                       --------
      Gross profit                                                        6,712

Selling, general and administrative expenses                             32,638
                                                                       --------
      Loss from operations                                              (25,926)

Interest expense                                                         (6,180)
                                                                       --------
      Net loss                                                         $(32,106)
                                                                       ========
Weighted average common shares outstanding                                  500
                                                                       ========
Basic and diluted loss per share                                       $ (64.21)
                                                                       ========

                 See accompanying notes to financial statements.

                               Altamonte Tan, Inc.

                       Statement of Shareholders' Deficit

                      For the year ended December 31, 2001

                                  Common Stock       Additional
                                ------------------     Paid-in    Accumulated
                                Shares   Par Value     Capital      Deficit      Total
                                ------   ---------   ----------   -----------   --------
Balances at December 31, 2000     500       $500      $132,036     $(212,939)   $(80,403)
Conversion of shareholder's
   advances to capital             --         --        83,112            --      83,112
Net loss                           --         --            --       (32,106)    (32,106)
                                  ---       ----      --------     ---------    --------
Balances at December 31, 2001     500       $500      $215,148     $(245,045)   $(29,397)
                                  ===       ====      ========     =========    ========

                 See accompanying notes to financial statements.

                               Altamonte Tan, Inc.

                            Statements of Cash Flows

                      For the year ended December 31, 2001

Cash flows from operating activities:
   Net loss                                                            $(32,106)
   Adjustments to reconcile net income to net cash
      used in operating activities:
         Depreciation and amortization                                   23,496
         (Increase) decrease in assets:
            Inventories                                                     (24)
            Other current assets                                            141
         Increase (decrease) in liabilities:
            Accounts payable                                              4,553
            Deferred revenue                                              2,002
            Accrued expenses                                             (1,171)
                                                                       --------
               Net cash used in operating activities                     (3,109)
Cash flows from investing activities:
   Purchase of property and equipment                                    (2,145)
                                                                       --------

               Net cash used in investing activities                     (2,145)
   Cash flows from financing activities:
         Increase in advances from shareholders                          17,069
         Capital lease obligation repayments                             (7,135)
                                                                       --------
               Net cash provided by financing activities                  9,934
                                                                       --------
               Net increase in cash and cash equivalents                  4,680

   Cash and cash equivalents - beginning of period                        4,551
                                                                       --------
   Cash and cash equivalents - end of period                           $  9,231
                                                                       ========

   Supplemental disclosures of cash flow information:
               Cash paid during the period for:
                  Interest                                             $  6,180
                                                                       ========
               Conversion of shareholder's advances to
                  additional paid in capital                           $ 83,112
                                                                       ========

                 See accompanying notes to financial statements.

                               Altamonte Tan, Inc.

                          Notes to Financial Statements

                                December 31, 2001

Note 1 - Summary of Significant Accounting Policies

          Reporting Entity. Altamonte Tan, Inc. ("ATI" or the "Company") was incorporated in the State of Florida on January 1, 1997. The Company is in the business of providing tanning services from one location, located in Altamonte Springs, Florida.

          Revenue Recognition. Revenue is recognized when the tanning services are rendered or when the product is sold to customers. Tanning services sold to customers in a package plan are recorded as deferred revenue and are recognized as revenue when the customer utilizes the services.

          Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

          Inventories. Inventories are valued at the lower of cost or market and consist of tanning lotions and supplies. Cost is determined using the first-in, first-out method.

          Property and Equipment. Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. Gains or losses are credited or charged to income upon disposition.

          Impairment of Long-Lived Assets. The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying value of a long-lived asset may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

          Income Taxes. The management of ATI has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the stockholders report their proportionate share of the Company's income on their individual tax returns.

          Loss per Share. The Company utilizes Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." Statement No. 128 requires the presentation of basic and diluted loss per share on the face of the statement of operations.

          Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. In calculating diluted loss per share, the Company had no common stock equivalent shares as of December 31, 2001. However, if the Company had such common stock equivalents, they would be considered anti-dilutive due to there being losses for all periods presented, and therefore, basic and diluted loss per share are the same.

          Advertising. Advertising consists primarily of yellow-page and magazine advertisements. All costs are expensed as incurred. Advertising expense totaled approximately $3,500 for the year ended December 31, 2001.

          Seasonality and Weather. The tanning services market is seasonal as customers tend to prefer to be outdoors during warmer weather. Accordingly, demand for the Company's tanning services is generally higher during the winter and spring (the Company's first and second quarters).

          Fair Value of Financial Instruments. The carrying amount of cash and cash equivalents, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments. The fair value of capital lease obligation is assumed to approximate the recorded value because the then-prevailing market conditions haven't changed.

          Recent Accounting Pronouncements. In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of this standard did not impact our current financial statements.

          In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which is effective January 1, 2002. SFAS No. 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. The adoption of this standard will not have an impact on our financial position and results of operations.

          In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The adoption of this statement will have no material impact on this Company's financial statements.

          In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. Management does not believe that adoption of SFAS No. 144 will have an impact on our financial position or results of operations.

Note 2 - Property and Equipment

          Property and equipment, their estimated useful lives, and related accumulated depreciation are summarized as follows:

                                                Range of lives in   December 31,
                                                      years             2001
                                                -----------------   ------------
Tanning equipment                                     5 - 7           $ 68,148
Office furniture and fixtures                         5 - 7              7,689
Office equipment                                      5 - 7              4,376
Leasehold improvements                                  5               51,790
                                                                      --------

                                                                       132,003
Less accumulated depreciation                                           94,536
                                                                      --------

   Total property and equipment                                       $ 37,467
                                                                      ========

          Depreciation expense amounted to $23,496 for the year ended December 31, 2001.

Note 3 - Capital Lease

          The Company leases certain equipment under an agreement that is classified as a capital lease. The cost of the equipment under this capital lease is included in the Balance Sheet as property and equipment and was $19,977 at December 31, 2001. Accumulated amortization of the leased equipment at December 31, 2001 was $4,281. Amortization of the asset under the capital lease amounted to $2,854 during the year ended December 31, 2001 and is included in depreciation expense.

          The future minimum lease payments required under the capital lease and the present value of the net minimum lease payments as of December 31, 2001, are as follows:

Amount payable in:
------------------
2002                                               $ 7,517
2003                                                 3,759
                                                   -------
                                                    11,276
Less: amount representing interest                   1,924
                                                   -------
Present value of capital lease obligation          $ 9,352
                                                   =======

Note 4 - Operating Leases

          As of December 31, 2001, ATI was committed to a non-cancelable operating lease on operating facilities, with rent of $3,380 per month, which was to expire on March 31, 2002. ATI subsequently exercised an option to renew the lease for an additional five-year term, commencing March 1, 2002. The following is a schedule of future minimum rental commitments, by year and in the aggregate, to be paid under this lease, including the renewal period.

2002                                              $ 41,350
2003                                                42,419
2004                                                43,361
2005                                                44,332
2006                                                45,331
Thereafter                                           7,727
                                                  --------
                                                  $224,520
                                                  ========

          Total lease expense amounted to $39,334 for the year ended December 31, 2001.

Note 5 - Related Party Transactions

          The stockholders of ATI from time to time have advances money to the Company for operating and capital purposes. These advances were made without any scheduled repayment term and without provision for interest.

          At December 31, 2001, the stockholders of the Company entered into an agreement whereby one of the stockholders purchased the other's shares in the Company and the balance of the advances payable to the stockholder. The balance of the stockholder advances at that point, which was $83,112, was subsequently converted into additional paid in capital.

          The balance of advances due to stockholders at December 31, 2001, was $48,671.

Note 6 - Subsequent Event

          On February 28, 2002, UT Holdings, Inc., the wholly-owned subsidiary of Universal Tanning Ventures, Inc., purchased substantially all of ATI's assets in exchange for $30,000 and the assumption of certain liabilities. The president and stockholder of ATI is also the chief executive officer and a stockholder of Universal Tanning Ventures, Inc. After the transaction was completed, the Company ceased operations.

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Universal Tanning Ventures, Inc.:

We have audited the accompanying consolidated balance sheet of Universal Tanning Ventures, Inc. and Subsidiary (the "Company") as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Universal Tanning Ventures, Inc. and Subsidiary as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Tedder, James, Worden & Associates, P.A.
-------------------------------------------
Orlando, Florida
January 24, 2003

                        Universal Tanning Ventures, Inc.
                                 And Subsidiary

                           Consolidated Balance Sheet

                                December 31, 2002

                                     Assets

Current assets:
   Cash and cash equivalents                                          $  45,138
   Inventories                                                            8,255
   Prepaid consulting fees                                               33,333
   Other current assets                                                     276
                                                                      ---------
      Total current assets                                               87,002
   Property and equipment, net                                           96,975
   Deferred offering costs                                               48,093
                                                                      ---------
      Total assets                                                    $ 232,070
                                                                      =========

                      Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and accrued expenses                              $  13,074
   Deferred revenue                                                      10,398
   Current maturities of capital lease obligations                        1,990
                                                                      ---------
      Total current liabilities                                          25,462

Stockholders' equity
   Common stock, $0.0001 par value, 10,000,000 shares
      authorized, 7,500,000 shares issued and outstanding                   750
   Additional paid-in capital                                           562,250
   Accumulated deficit                                                 (356,392)
                                                                      ---------
      Total stockholders' equity                                        206,608
                                                                      ---------
      Total liabilities and stockholders' equity                      $ 232,070
                                                                      =========

                 See accompanying notes to financial statements.

                        Universal Tanning Ventures, Inc.
                                 And Subsidiary

                      Consolidated Statement of Operations

                          Year Ended December 31, 2002

Revenue:
   Tanning services                                                  $   78,537
   Product sales, net of returns and allowances                          13,804
                                                                     ----------
      Total revenue                                                      92,341

Cost of revenue
   Tanning services                                                      81,627
   Product sales                                                          5,974
                                                                     ----------
      Total cost of revenue                                              87,601
                                                                     ----------
      Gross profit                                                        4,740

Selling, general and administrative expenses                            362,363
                                                                     ----------
      Loss from operations                                             (357,623)
Non-operating income (expense), net                                       1,231
                                                                     ----------
      Net loss                                                       $ (356,392)
                                                                     ==========
Weighted average common shares outstanding                           $6,408,070
                                                                     ==========
Basic and diluted loss per share                                     $    (0.06)
                                                                     ==========

                 See accompanying notes to financial statements.

                        Universal Tanning Ventures, Inc.
                                 And Subsidiary

                 Consolidated Statements of Stockholders' Equity

                          Year Ended December 31, 2002

                                      Common Stock       Additional
                                 ---------------------     paid-in    Accumulated
                                   Shares    Par Value     capital      deficit        Total
                                 ---------   ---------   ----------   -----------   ----------
Balances at December 31, 2001           --      $ --      $     --     $      --    $      --
Issuance of common stock to
   founders of Universal
   Tanning Ventures, Inc.        5,000,000       500            --            --          500
Issuance of common stock for
   cash, net of issuance costs   2,500,000       250       562,250            --      562,500
Net loss                                --        --            --      (356,392)    (356,392)
                                 ---------      ----      --------     ---------    ---------
Balances at December 31, 2002    7,500,000      $750      $562,250     $(356,392)   $ 206,608
                                 =========      ====      ========     =========    =========

                 See accompanying notes to financial statements.

                        Universal Tanning Ventures, Inc.
                                 And Subsidiary
                      Consolidated Statements of Cash Flows
                          Year Ended December 31, 2002

Cash flows from operating activities:
   Net loss                                                           $(356,392)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation and amortization                                      17,360
      (Increase) decrease in assets:
         Inventories                                                     (8,255)
         Prepaid consulting fees                                        (33,333)
         Other current assets                                              (276)
      Increase (decrease) in liabilities:
         Accounts payable and accrued expenses                           13,074
         Deferred revenue                                                10,398
                                                                      ---------
            Net cash used in operating activities                      (357,424)
Cash flows from investing activities:
   Purchase of property and equipment                                  (106,243)
                                                                      ---------
            Net cash used in investing activities                      (106,243)
   Cash flows from financing activities:
      Proceeds from issuance of common stock                            563,000
      Deferred offering costs                                           (48,093)
      Capital lease obligation repayments                                (6,102)
                                                                      ---------
            Net cash provided by financing activities                   508,805
                                                                      ---------
            Net increase in cash and cash equivalents                    45,138
   Cash and cash equivalents - beginning of period                           --
                                                                      ---------
   Cash and cash equivalents - end of period                          $  45,138
                                                                      =========
   Supplemental disclosures of cash flow information:
      Cash paid during the period for:
         Interest                                                     $     129
                                                                      =========
      Assumption of capital lease obligation from
         Altamonte Tan, Inc.                                          $   8,092
                                                                      =========

                 See accompanying notes to financial statements.

                        Universal Tanning Ventures, Inc.
                                 And Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

Note 1 - Summary of Significant Accounting Policies

          Reporting Entity and Principles of Consolidation. Universal Tanning Ventures, Inc. and Subsidiary ("Universal" or the "Company") were incorporated in the State of Delaware on January 4, 2002 and January 24, 2002, respectively. The Company is in of the business of providing tanning services from one location, located in Altamonte Springs, Florida. During the periods of January 4, 2002 and January 24, 2002 through February 28, 2002, the company's operations were primarily organizational.

          The Company's consolidated financial statements for the year ended December 31, 2002, include the accounts of its wholly owned subsidiary UT Holdings, Inc., a Delaware corporation. All intercompany balances and transactions have been eliminated.

          Initial public offering. In November 2002, the Company's Board of Directors authorized management to file a registration statement with the Securities and Exchange Commission to permit the Company to sell its common stock to the public. The Securities and Exchange Commission is currently reviewing that filing.

          Revenue Recognition. Revenue is recognized when tanning services are rendered or when the product is sold to customers. Tanning services sold to customers in a package plan are recorded as deferred revenue and are recognized as revenue when the customer utilizes the services.

          Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

          Inventories. Inventories are valued at the lower of cost or market and consist of tanning lotions and supplies. Cost is determined using the first-in, first-out method.

          Property and Equipment. Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. Gains or losses are credited or charged to income upon disposition.

          Impairment of Long-Lived Assets. The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying value of a long-lived asset may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

          Income Taxes. The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.

          Loss per Share. The Company utilizes Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." Statement No. 128 requires the presentation of basic and diluted loss per share on the face of the statement of operations.

          Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. In calculating diluted loss per share, the Company had no common stock equivalent shares as of December 31, 2002. However, if the Company had such common stock equivalents, they would be considered anti-dilutive due to there being losses, and therefore, basic and diluted loss per share are the same.

          Advertising. Advertising consists primarily of yellow-page and magazine advertisements. All costs are expensed as incurred. Advertising expense totaled approximately $7,200 for the year ended December 31, 2002.

          Concentration of Credit Risk. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions. At various times throughout the year ended December 31, 2002, cash balances held at some financial institutions were in excess of federally insured limits.

          Seasonality and Weather. The tanning services market is seasonal, as customers tend to prefer to be outdoors during warmer weather. Accordingly, demand for the Company's tanning services are generally higher during winter and spring (the Company's first and second quarters).

          Fair Value of Financial Instruments. The carrying amount of cash and cash equivalents, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments. The fair value of the capital lease obligation is assumed to approximate the recorded value because the then-prevailing market conditions have not changed.

          Recent Accounting Pronouncements. In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. Management does not believe that adoption of SFAS No. 144 will have an impact on our financial position or results of operations.

          In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This newly issued standard rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt-an amendment of APB Opinion No. 30, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria set forth by APB Opinion 30 will now be used to classify those gains and losses. SFAS 145 also amends FAS 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. In addition, SFAS 145 amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. For the provisions related to the rescission of SFAS 4, SFAS 145 is effective for the Company beginning in fiscal year 2004. The remaining provisions of SFAS 145 are effective for the Company in fiscal year 2003. The Company does not expect the adoption of SFAS 145 to have a material impact on its consolidated financial statements.

          In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Prior guidance required that a liability for an exit cost be recognized at the date of an entity's commitment to an exit plan. This Statement also establishes that fair value is the objective for initial measurement of the liability. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its consolidated financial statements.

Note 2 - Acquisition of Altamonte Tan, Inc.

          On February 28, 2002, the Company acquired substantially all of the assets of Altamonte Tan, Inc. ("ATI"), a company whose assets were being used to operate a tanning company, and assumed certain liabilities in exchange for $30,000. Universal expects to expand on these initial operations by acquiring additional tanning salons and industry related entities in an effort to be the first national tanning services organization, but also expects to reduce costs through economies of scales. Operating results with the asset acquisition have been included since that date. The acquisition of ATI was accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by our management, based on information available and on assumptions as to future operations.

          The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

          At February 28, 2002

Inventory                                                                $ 9,071
Property and equipment                                                    41,648
                                                                         -------
   Total assets acquired                                                  50,719
                                                                         -------
Deferred revenue                                                          12,627
Capital lease obligation                                                   8,092
                                                                         -------
   Total liabilities assumed                                              20,719
                                                                         -------
   Net assets acquired                                                   $30,000
                                                                         =======

Note 3 - Deferred Offering Costs

          Deferred offering costs at December 31, 2002, consisted of legal and other professional fees in the amount of $48,093 relating to the Company's anticipated public offering.

 Note 4 - Property and Equipment

          Property and equipment, their estimated useful lives, and related accumulated depreciation are summarized as follows:

                                                   Range of lives   December 31,
                                                      in years          2002
                                                   --------------   ------------
Tanning equipment                                         7           $ 78,588
Office furniture and fixtures                           5 - 7            1,335
Office equipment                                        5 - 7              600
Leasehold improvements                                    5             33,812
                                                                      --------
                                                                       114,335
Less accumulated depreciation                                          (17,360)
                                                                      --------
   Total property and equipment                                       $ 96,975
                                                                      ========

          Depreciation expense amounted to $17,360 for the year ended December 31, 2002.

Note 5 - Income Taxes

          At December 31, 2002, the Company had net operating loss carryforwards for income tax purposes of approximately $344,000 available as offsets against future taxable income. The net operating loss carryforwards are expected to expire through 2022.

          The tax effects of the primary temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows for the year ended December 31, 2002:

Deferred tax assets:
   Net operating loss                                                       $ 129,000
   Capital lease obligation, payments treated as rent for tax return and
      capitalized and depreciated for financial reporting purposes                700
   Revenue on tanning packages recognized for tax return and deferred for
      financial reporting                                                       4,000
                                                                            ---------
   Total deferred tax assets                                                  133,700
Deferred tax liabilities:
   Difference between book and tax depreciation                                 3,000
                                                                            ---------
   Total deferred tax liabilities                                               3,000
                                                                            ---------
   Net deferred tax assets                                                    130,700
                                                                            ---------
Less valuation allowance                                                     (130,700)
                                                                            ---------
   Net deferred tax asset                                                   $      --
                                                                            =========

          There was no change in the valuation allowance since this is the Company's initial year of operations.

Note 6 - Private Placement Offering

          During the year ended December 31, 2002, the Company sold, in a private placement, 2,500,000 shares of its common stock at a price of $0.25 per share. Proceeds from the offering totaled $625,000 less expenses of $62,500, for a net amount received of $562,500.

Note 7 - Capital Lease

          As part of the purchase agreement discussed at Note 2, the Company assumed a lease for tanning equipment under an agreement that is classified as a capital lease. The recorded value of the equipment under this capital lease is included in the Balance Sheet at December 31, 2002 as property and equipment and is valued at $12,840. Accumulated amortization of the leased equipment at December 31, 2002 was $2,380. Amortization of the asset under capital lease for the year ended December 31, 2002, of $2,380 is included in depreciation expense.

          The future minimum lease payments required under the capital lease and the present value of the net minimum lease payments as of December 31, 2002, are as follows:

Amounts due within one year                                               $2,075
Less: amount representing interest                                            85
                                                                          ------
Present value of the capital lease obligation                             $1,990
                                                                          ======

Note 8 - Operating Leases

          Universal has committed to a non-cancelable operating lease on operating facilities with rent of $3,459 per month, which expires February 28, 2007. The following is a schedule of future minimum rental commitments, by year and in the aggregate, to be paid under this non-cancelable operating lease.

For the year ended December 31,
-------------------------------
              2003                                                      $ 43,819
              2004                                                        45,133
              2005                                                        46,487
              2006                                                        47,882
              2007                                                         8,019
                                                                        --------
              Total                                                     $191,340
                                                                        ========

     Total lease expense amounted to $34,960 for the year ended December 31, 2002.

Note 9 - Certain Consulting Transactions

          Since the inception of the Company in January 2002, the Company has employed various consultants to advise the company in matters related to the marketing of its products, the identification of investors and the implementation of short and long term strategic planning. The following is a brief description of the consulting agreements entered into during 2002.

          Varela Consulting Group. The Company entered into a 6-month agreement in July 2002 with Varela Consulting Group ("Varela") to represent the Company relating to the potential sale of its products and services to business contacts and potential customers worldwide, particularly in Central and South America. Compensation paid to Varela for their services totaled $100,000 and is being amortized over the life of the contract on a straight-line basis. The remaining unamortized portion of the contract is accounted for on the balance sheet under the caption prepaid consulting fees. The spouse of the sole shareholder of Varela is a founding stockholder of Universal.

          Brannon Capital Corp. The Company entered into a 12-month agreement in March 2002 with Brannon Capital Corp. ("BCC") to advise the Company in the implementation of short and long-term strategic planning, recruitment and employment of key executives consistent with the expansion of operations and advising the company concerning matters related to the management and organization of the Company. Compensation paid to

BCC for their services totaled $100,000 and is being amortized over the life of the contract on a straight-line basis. The remaining unamortized portion of the contract is accounted for on the balance sheet under the caption prepaid consulting fees. The sole shareholder of BCC is also a founding stockholder of Universal.

          Market Media, Inc. The Company entered into an agreement in July 2002 with Market Media, Inc. ("MMI") to advise the Company in investor and public relations matters as it relates to the Company's initial public offering. The $100,000 in consulting fees paid to MMI as compensation for services provided have been accounted for as selling, general and administrative expenses in the statement of operations.

Note 10 - Employment Agreement

          On February 28, 2002, the Company entered into a two-year employment agreement with its chief executive officer. The agreement provides for a base salary of $2,500 per month.

        Introduction to Unaudited Pro Forma Combined Financial Statements

          The following Unaudited Pro Forma Combined Statement of Operations combines the year ended December 31, 2002 for Universal Tanning Ventures, Inc. and Subsidiary and the two months ended February 28, 2002 for Altamonte Tan, Inc. The Unaudited Pro Forma Statement of Operations gives effect to the combined operations for the year ended December 31, 2002 for Universal Tanning Ventures, Inc. and Subsidiary, which includes the results of Altamonte Tan, Inc. for the two months ended February 28, 2002 assuming that the proposed initial public offering had occurred as of January 4, 2002 (date of incorporation).

          The Unaudited Pro Forma Financial Information has been prepared by the Company based on the historical consolidated financial statements of Universal Tanning Ventures, Inc and Subsidiary which are included elsewhere in this registration statement. The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and does not purport to indicate the results that would have been obtained if the transactions had occurred on the dates indicated or to project those that will be realized in the future. These Unaudited Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of Universal Tanning Ventures, Inc. and the financial statements of Altamonte Tan, Inc. included elsewhere in this registration statement.

                 Universal Tanning Ventures, Inc. and Subsidiary

              Unaudited Pro Forma Combined Statement of Operations

                                              Universal Tanning   Altamonte Tan,
                                             Ventures, Inc. and        Inc.
                                                 Subsidiary         Two Months
                                                 Year Ended       Ended February    Pro Forma
                                             December 31, 2002       28, 2002        Combined
                                                 (Successor)       (Predecessor)   As Adjusted
                                             ------------------   --------------   -----------
Revenue:
   Tanning service                                $   78,537          $16,229      $   94,766
   Product sales, net of returns and
      allowances                                      13,804            3,007          16,811
                                                  ----------          -------      ----------
      Total revenue                                   92,341           19,236         111,577
Cost of revenue                                       87,601           16,631         104,232
                                                  ----------          -------      ----------
      Gross Profit                                     4,740            2,605           7,345
Selling, general and administrative
   expenses                                          362,363            5,944         368,307
                                                  ----------          -------      ----------
      Loss from operations                          (357,623)          (3,339)       (360,962)
Non-operating income (expense), net                    1,231               --           1,231
                                                  ----------          -------      ----------
      Net loss                                    $ (356,392)         $(3,339)     $ (359,731)
                                                  ==========          =======      ==========
Weighted average common shares outstanding
      Basic and diluted                            6,408,070                        6,408,070
                                                  ==========                       ==========
Earnings per share:
   Basic and diluted                              $    (0.06)                      $    (0.06)
                                                  ==========                       ==========

================================================================================

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.

                                   ----------

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
Special Note About Forward-Looking Statements............................      1

Prospectus Summary.......................................................      2

Summary Financial Information............................................      4

Risk Factors.............................................................      5

Use of Proceeds..........................................................     10

Dilution.................................................................     12

Dividend Policy..........................................................     13

Capitalization...........................................................     13

Selling Security Holders.................................................     13

Management's Discussion and Analysis Financial Condition and Results of
   Operations............................................................     14

Business.................................................................     22

Management...............................................................     32

Principal Stockholders...................................................     34

Certain Transactions.....................................................     35

Market For Our Common Stock and Related Stockholder Matters..............     36

Description of Capital Stock.............................................     37

Shares Eligible for Future Sale..........................................     37

Plan of Distribution.....................................................     38

Legal Matters............................................................     40

Experts..................................................................     40

Available Information....................................................     40

Index to Consolidated Financial Statements...............................    F-1


Until August 11, 2003 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                1,000,000 Shares

                        Universal Tanning Ventures, Inc.

                                  Common Stock

                                 $1.00 Per Share

                                   ----------

                                   PROSPECTUS

                                   ----------


                                   May , 2003


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors.

     Section 145 of the Delaware Corporation Law provides, in effect, that we may, and in certain cases must, indemnify any person made a party to any action by reason of the fact that he is or was one of our directors, officers, employees, or agents against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Our bylaws provide that we shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, it is an the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the securities being registered hereby are itemized below.

SEC registration fee ................................................   $    239
Accounting fees and expenses ........................................     35,000
Legal fees and expenses/(1)/.........................................     50,000
Printing, freight and engraving expenses ............................      7,500
Transfer Agent and Registrar fees and expenses ......................      2,500
Blue Sky fees and expenses ..........................................      4,500
Miscellaneous .......................................................      1,461
                                                                        --------
   Total/(2)/........................................................   $101,200
                                                                        ========
----------
/(1)/ Of the legal fees and expenses set forth above, $48,093 have already been paid and are reflected on the balance sheet as Deferred offering costs at December 31, 2002.
/(2)/ Estimated costs paid from the proceeds of this offering are estimated to be $53,107 (Total offering costs of $101,200 less prepaid legal fees and expenses as reflected on the balance sheet as Deferred offering costs at December 31, 2002 of $48,093).

ITEM 26. Recent Sales of Unregistered Securities.

     Set forth below in chronological order is information regarding the number of shares of common stock sold by us and the number of options and warrants issued by us within the past three years, and the consideration received by us for such shares, options and warrants. None of the securities were registered under the Securities Act. In our opinion, the sale and issuance of the securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were fixed to the share certificates issued in such transactions. All recipients had an opportunity to ask questions about us and had adequate access to information about us. Except as otherwise noted, no sales of securities involved the use of an underwriter, broker or other agent and no commissions were paid in connection with the sale or issuance of any securities.

     Commencing on or about February 25, 2002 and closing on August 1, 2002, the company offered and sold 2,500,000 shares of its common stock to 91 accredited investors at a purchase price of $0.25 per share. Each of the investors had access to and was provided with relevant information concerning the company. The securities were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. Exhibits and Financial Statements.

     (a) Unless otherwise indicated, the following exhibits are filed herewith:


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------

 3.1      Form of Articles of Incorporation of Universal Tanning Ventures+
 3.2      By-laws of Universal Tanning Ventures+
 5.1      Opinion of Greenberg Traurig, P.A.
10.1      Asset Purchase Agreement by and between Universal Tanning Ventures,
             Inc. and Altamonte Tan, Inc. dated February 28, 2002 /(1)+/
10.2      Subscription Agreement+
10.3      Employment Agreement of Glen Woods dated February 28, 2002 /(1)+/
10.4      Consulting Agreement by and between Varela Consulting Group and
             Universal Tanning Ventures, Inc. dated July 23, 2002+
10.5      Consulting Agreement by and between Brannon Capital Corp. and
             Universal Tanning Ventures, Inc. dated March 1, 2002+
10.6      Consulting Agreement by and between Bushido Ventures, Inc. and
             Universal Tanning Ventures, Inc. dated March 1, 2002+
10.7      Consulting Agreement by and between Market Media, Inc. and Universal
             Tanning Ventures, Inc. dated July 23, 2002+
23.1      Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)
23.2(a)   Consent of Tedder, James, Worden & Associates, P.A. for Universal
             Tanning Ventures, Inc.
23.2(b)   Consent of Tedder, James, Worden & Associates, P.A. for Altamonte Tan,
             Inc.


----------
*    To be filed by amendment
+    Previously filed.

/(1)/ Previously filed on November 27, 2002; filed again with Amendment No. 1 to show conformed signatures.

ITEM 28. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Altamonte Springs, Florida, on May 9, 2003.


                                UNIVERSAL TANNING VENTURES, INC.


                                By: /S/ Glen Woods
                                    --------------------------------------------
                                Name:  Glen Woods
                                Title: President, CEO, Principal Financial
                                          Officer and Director


                                By: /S/ Dyron Watford
                                    --------------------------------------------
                                Name:  Dyron Watford
                                Title: Principal Accounting Officer and Director

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

 3.1      Form of Articles of Incorporation of Universal Tanning Ventures+
 3.2      By-laws of Universal Tanning Ventures+
 5.1      Opinion of Greenberg Traurig, P.A.
10.1      Asset Purchase Agreement by and between Universal Tanning Ventures,
             Inc. and Altamonte Tan, Inc. dated February 28, 2002/(1)+/
10.2      Subscription Agreement+
10.3      Employment Agreement of Glen Woods dated February 28, 2002/(1)+/
10.4      Consulting Agreement by and between Varela Consulting Group and
             Universal Tanning Ventures, Inc. dated July 23, 2002+
10.5      Consulting Agreement by and between Brannon Capital Corp. and
             Universal Tanning Ventures, Inc. dated March 1, 2002+
10.6      Consulting Agreement by and between Bushido Ventures, Inc. and
             Universal Tanning Ventures, Inc. dated March 1, 2002+
10.7      Consulting Agreement by and between Market Media, Inc. and Universal
             Tanning Ventures, Inc. dated July 23, 2002+
23.1      Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)
23.2(a)   Consent of Tedder, James, Worden & Associates, P.A. for Universal
             Tanning Ventures, Inc.
23.2(b)   Consent of Tedder, James, Worden & Associates, P.A. for Altamonte Tan,
             Inc.


----------
*    To be filed by amendment
+    Previously filed.
/(1)/ Previously filed on November 27, 2002; filed again with Amendment No. 1 to show conformed signatures.